UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )

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United Community Banks, Inc.

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April 2, 2025

Dear Shareholders,

At United Community, we have worked hard to build a strong team, deliver exceptional customer service, and adopt a smart growth strategy—so we can be a consistent performer regardless of the environment. Coming out of 2023, a turbulent environment for all banks, we were well prepared, with strong capital and liquidity, to execute well in 2024. For the year, deposits grew by $150 million, or 1%, and loans, excluding the sale of our Manufactured Housing portfolio, grew by 1%. Operating earnings per share increased by 9% for the year, and our operating Return on Assets reached 1.08% in the final quarter of the year. We believe we are well prepared for a strong 2025.

In addition to solid financial performance, our team continued to do the right things in 2024 to build long-term success. United was recognized by J.D. Power for the tenth time as #1 in Customer Satisfaction with Consumer Banking in the Southeast. We were also recognized for being #1 in Trust in the Southeast. We received 15 Greenwich Awards for excellence in small business and middle-market banking, and, for the eighth consecutive year, American Banker named us one of the Best Banks to Work For—one of only two banks with an asset size greater than $10 billion to make the list eight years in a row.

We announced our merger with American National Bank, strengthening our presence in Florida and expanding our market footprint in this high-growth region. We added strength to our Board by adding Sally Pope Davis, one of the most respected bank investors in the country, further solidifying our United Board as one of the best in the business. I continue to be honored to work with a Board that represents you and United so well.

In closing, I would like to say thank you to a longtime Board member who will be retiring in 2025. David Shaver has served United since 2016 and brought a wealth of knowledge and experience that has guided us well over the years. We are grateful for all he has done for us and wish him well in his next chapter.

We will hold the 2025 Annual Meeting of Shareholders at 3:00pm ET on May 14, 2025. The 2025 Annual Meeting will again be held in a virtual meeting format. It is important that your shares be represented at the 2025 Annual Meeting, and we hope that you will participate. You can gain access to the 2025 Annual Meeting at www.virtualshareholdermeeting. com/ UCBI2025. Even if you anticipate participating in the virtual meeting, we ask that you please vote your proxy either by mail, telephone, or over the Internet in advance of the 2025 Annual Meeting to ensure that your shares will be represented.

I look forward to updating you on developments in our business at the 2025 Annual Meeting.

Sincerely,

H. Lynn Harton

Chairman, President, and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Date and Time:	May 14, 2025
3:00 p.m. Eastern Time

Place:	We will host the 2025 Annual Meeting of Shareholders by webcast. You may attend virtually at www.virtualshareholdermeeting.com/UCBI2025.

Items of Business:	1.	Proposal to elect the 12 nominees listed in the accompanying Proxy Statement to our Board of Directors
	2.	Proposal to approve, on an advisory basis, the compensation paid to our Named Executive Officers
	3.	Proposal to approve, on an advisory basis, the frequency of the advisory vote on executive compensation
	4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025

Shareholders will also consider such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on March 17, 2025.

Voting:	You may vote your shares by Internet or telephone as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign, and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from participating in or voting your shares at the annual meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.

Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2025: This Notice of Annual Meeting, the accompanying Proxy Statement, and our 2024 Annual Report to Shareholders (which includes our Form 10-K for the year ended December 31, 2024) are available at www.proxyvote.com as well as our corporate website, www. ucbi.com.

By order of the Board of Directors,

Melinda Davis Lux

General Counsel and Corporate Secretary

200 East Camperdown Way
Greenville, South Carolina 29601
April 2, 2025

Proxy Statement

Summary

The 2025 Annual Meeting of Shareholders of United Community Banks, Inc. (the “2025 Annual Meeting”) will be held exclusively online via the Internet at 3:00 p.m. Eastern Time on Wednesday, May 14, 2025.

We refer to United Community Banks, Inc. throughout this Proxy Statement as “we,”“us,” the “Company” or “United Community.” We refer to United Community Bank as the “Bank.” Additionally, unless otherwise noted or required by context, “2024,” “2023,” and “2022” refer to our fiscal years ended or ending December 31, 2024, 2023, and 2022, respectively.

Proxy Materials

We sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of paper copies of our “Proxy Materials” (the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement, our Annual Report to Shareholders (which includes our Form 10-K for the year ended December 31, 2024) and the Proxy Card or voting instruction form). The Notice was mailed to shareholders beginning on April 2, 2025, and our Proxy Materials were posted on the website referenced in the Notice on that same date. The Notice contains instructions on how to access our Proxy Materials on the Internet and how to request paper or email copies of the Proxy Materials.

Proposals for Your Vote at the 2025 Annual Meeting

Our Board unanimously recommends that you vote:

•	“FOR ALL” 12 nominees to our Board identified in this Proxy Statement (Proposal 1);

•	“FOR” the advisory (nonbinding) proposal regarding the compensation paid to our Named Executive Officers (say-on-pay proposal) (Proposal 2);

•	“FOR” the option of every year as the preferred frequency for advisory votes on executive compensation (Proposal 3); and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 4).

Voting Your Shares

It is important that your shares be represented at the 2025 Annual Meeting, and we hope that you will access and participate in the 2025 Annual Meeting. If you do participate, you may vote during the 2025 Annual Meeting by following the instructions available on the meeting website during the meeting. However, even if you participate in the virtual meeting, we ask that you please vote your shares in advance of the 2025 Annual Meeting to ensure that your shares will be represented in one of the following three ways:

•	By Internet: Access www.proxyvote.com (you will need the control number from your Notice) and follow the instructions on the Notice; or

•	By Telephone: In the United States and Canada, you can call the toll-free number specified after accessing the Proxy Materials on www.proxyvote.com or on the Proxy Card that you receive if you requested printed copies of the Proxy Materials; or

•	By Mail: Request paper copies of the Proxy Materials, which will include a Proxy Card that includes instructions for voting by mail. See the Notice for instructions on how to request paper copies of the Proxy Materials.

If your shares are held by a broker, bank, or other nominee (this is called “street name”), your broker, bank, or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks, and other nominees participate in a program that offers various voting options.

Participating in the Virtual 2025 Annual Meeting

To gain access to and participate in the 2025 Annual Meeting at www.virtualshareholdermeeting.com/UCBI2025, you must enter the control number found on your copy of the Notice and on the Proxy Card (voting instruction form) that you receive if you request paper copies of the Proxy Materials.

Additional Information

See Solicitation, Meeting and Voting Information beginning on page 64 for additional information about our Proxy Materials, proposals for your vote at the 2025 Annual Meeting, voting your shares, and participating in the virtual 2025 Annual Meeting.

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Proposal 1: Election of Directors

The Board of Directors (the “Board”) nominated 12 directors who, if elected by shareholders at the 2025 Annual Meeting, will be expected to serve until next year’s annual meeting and until their respective successors are elected and qualified. All nominees currently serve as directors on our Board. Mr. David C. Shaver is not standing for re-election and will retire from the Board following the 2025 Annual Meeting. Mr. Shaver has served on the Board since 2016 and has provided outstanding service to United Community as a Board member and as Chair of the Audit Committee. United Community is grateful to Mr. Shaver for his exceptional service and contributions to the Company. Each director nominee consented to being named in this Proxy Statement and to serve as a director, if elected. If any nominee is unable to stand for election for any reason, the shares represented at our 2025 Annual Meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Nominee	Age	Principal Occupation	Director Since	Independent	Other Public Boards	Committee Membership (C= Chair)
Jennifer M. Bazante	60	Former Chief Marketing Officer, Humana	2021	Yes	0	Nominating and Corporate Governance Talent and Compensation
George B. Bell	64	Former Executive Vice President and Software Engineer Group Head II, Truist Financial Corporation	2022	Yes	0	Audit Risk
James P. Clements	61	President, Clemson University	2020	Yes	1	Nominating and Corporate Governance Talent and Compensation
Kenneth L. Daniels	73	Former Chief Credit Risk and Policy Officer, Sr. Risk Advisor, BB&T	2015	Yes	0	Audit Executive Risk ( C )
Sally Pope Davis	67	Former Managing Director, Goldman Sachs Asset Management	2024	Yes	1	Nominating and Corporate Governance Risk
Lance F. Drummond	70	Former Executive Vice President of Operations and Technology, TD Canada Trust	2018	Yes	1	Executive Nominating and Corporate Governance ( C ) Risk
H. Lynn Harton	63	Chairman, President, and Chief Executive Officer, United Community Banks, Inc.	2015	No	0	Executive ( C )
John M. James	65	Former SVP, Corporate Controller Executive, Bank of America	2023	Yes	0	Audit Risk
Jennifer K. Mann	54	Executive Vice President of Human Resources, SAS	2018	Yes	0	Executive Talent and Compensation ( C )
Thomas A. Richlovsky	73	Former Executive Vice President, PNC Financial Services Group	2012	Yes	0	Lead Director Audit Executive Nominating and Corporate Governance
Tim R. Wallis	73	Former President, Wallis Printing	1999	Yes	0	Talent and Compensation
Ambassador David H. Wilkins	78	Former US Ambassador to Canada; Former Speaker, SC House of Representatives; Partner, Nelson Mullins Riley & Scarborough	2016	Yes	0	Risk

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Overall Board Composition and Size

Our Bylaws provide that
the number of directors
on the Board may range
from 8 to 14.
The Board has
nominated 12 directors
to serve following the
2025 Annual Meeting.
The number of directors
may fluctuate in the
future.

Our Board’s current composition has resulted from a thoughtful process of:
Analyzing the effectiveness of our Board
Identifying the qualifications and experience that we believe should be represented on our Board in light of our industry, business strategy, and risk appetite
Considering the diversity of viewpoints, professional experience, education, qualifications, and skills that each of our Board members brings to the Board
Recognizing that the strength of our Board is driven by the collective qualifications and skills of our Board members combined with engaged and open dialogue

Identifying and Evaluating Director Candidates

Our Board engages in a regular process of reviewing and evaluating its composition. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination using a rigorous director selection process. The Board, in coordination with the Nominating and Corporate Governance Committee, also considers Board leadership succession planning and committee membership.

The Nominating and Corporate Governance Committee uses a variety of methods to identify potential director candidates, including recommendations that it receives from:

•	Directors
•	Shareholders
•	Management and contacts in the communities we serve
•	Third-party search firms

From time to time, the Nominating and Corporate Governance Committee retains a third-party search firm to assist in identifying potential Board candidates who meet our qualification and experience requirements and, for any such candidate identified by a search firm, to compile and evaluate information regarding the candidate’s qualifications, experience, and education. In 2024, the Nominating and Corporate Governance Committee did not engage any third-party search firm.

When considering a candidate for membership on the Board, the Nominating and Corporate Governance Committee assesses a candidate’s independence, qualifications, skills, and experience, as compared to the qualifications, skills, and experience that the Board has identified as important to be reflected on the Board. The Nominating and Corporate Governance Committee also evaluates the collective qualifications, skills, and experience of Board nominees. The goal of that evaluation is to create a Board that, as a whole, possesses the necessary qualifications, skills, and experience relevant to the Company for effective oversight.

Although the Nominating and Corporate Governance Committee does not have a specific policy governing diversity, it considers, in identifying nominees for director, a nominee’s professional experience, education, qualifications, and skills with a view toward having a diversity of viewpoints in the broadest sense being represented on the Board. These considerations include, without limitation, the individual’s interest in United Community, independence, integrity, reputation, business experience, education, accounting and financial expertise, age, race, ethnicity, gender, geographic location, civic and community relationships, and knowledge and experience in matters impacting financial institutions. The Board believes that the presence of diverse backgrounds and viewpoints in the boardroom leads to more effective oversight, broader dialogue, and better decision-making.

With respect to incumbent directors considered for re-election, the Nominating and Corporate Governance Committee also assesses each director’s performance, contribution, level of engagement, and meeting attendance record. In addition, the Nominating and Corporate Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties.

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Recent Board Refreshment

Since our 2024 Annual Meeting, the Board elected Sally Pope Davis to the Board effective on September 4, 2024. Ms. Davis was identified as a potential Board candidate by the Nominating and Corporate Governance Committee. In her capacity leading one of the banking industry’s largest small-cap value funds during her tenure at Goldman Sachs, Ms. Davis was known and highly respected by United Community’s Board of Directors. The Board evaluated Ms. Davis in accordance with the considerations outlined herein. Members of our Nominating and Corporate Governance Committee and our Board met Ms. Davis. Upon review of her experience, skills, and qualifications, including her experience as an analyst and investor within the financial services industry, as well as her personal attributes and independence, the Nominating and Corporate Governance Committee recommended her election to the Board. For information on Ms. Davis’ qualifications, please see Board Qualifications and Experience and Director Nominees for Election.

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Board Qualifications and Experience

Our Board identified the following core attributes that directors should possess:

Character and Integrity:	Record of Achievement:	Relevant Professional or Business Experience:	Cooperative Approach:
Must be an individual who exhibits integrity and informed judgment	Commitment to excellence, demonstrated by professional achievements and leadership experience	Understands the Company’s business or related industries	Ability to work constructively in a collegial manner and willingness and ability to candidly consult with and advise management

Additional Qualifications and Experience Important to Our Business and Strategy

The Nominating and Corporate Governance Committee and our Board desire that our Board as a whole possess a balance of qualifications and experience that are relevant to our business and strategy. In addition to the threshold qualifications required for Board service, the following are additional qualifications and experience that the Nominating and Corporate Governance Committee and Board identified as desirable on our Board.

Executive Management “C-Suite” experience; leadership experience as a division president or functional leader within a complex organization

Strategic Planning/Oversight Experience developing and implementing operating plans and business strategy

Financial/Accounting

Meets SEC financial expert definition and possesses significant financial expertise with knowledge of financial reporting and experience with financial disclosure requirements and internal controls

Corporate Finance/Capital Management Experience with corporate finance, capital allocation, and debt and capital market transactions

Risk Management Experience overseeing complex risk management matters

Regulatory/Political Experience with governmental relations, regulatory environment, and/or working with regulators; experience as a politician or lobbyist

Corporate Governance Demonstrates understanding of current corporate governance standards and best practices in public companies

Human Resources/Compensation Experience managing a human resources function; experience with executive compensation and broad-based incentive planning

Technology/Cybersecurity Experience implementing technology strategies and innovation and managing and mitigating cybersecurity risks

Banking Industry Experience Experience in the banking and/or financial services industry

Retail Industry and/or Marketing Experience Experience with retail industry, transformation to digital platforms, branding major corporations, use of digital marketing strategies

Mergers and Acquisitions Leadership experience with M&A transactions

Corporate Social Responsibility

Demonstrates understanding of issues related to corporate social responsibility, sustainability, and environmental stewardship; informed on emerging issues potentially affecting the reputation of the business

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Board Qualifications and Experience Matrix

The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees. Additional information on the business experience and other qualifications of each of our director nominees is included under Director Nominees for Election. Each director also contributes other important experience, skills, viewpoints, and personal attributes to our Board that are not reflected in the chart below.

Knowledge, Skills, and Experience	Bazante	Bell	Clements	Daniels	Davis	Drummond	Harton	James	Mann	Richlovsky	Wallis	Wilkins
Executive Management ”C-Suite” experience; leadership experience as a division president or functional leader within a complex organization	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Strategic Planning/Oversight Experience developing and implementing operating plans and business strategy	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Financial/Accounting
Meets qualified SEC financial expert definition and possesses significant financial expertise with knowledge of financial reporting and experience with financial disclosure requirements and internal controls					✓	✓		✓		✓
Corporate Finance/Capital Management Experience with corporate finance, capital allocation, and debt and capital market transactions			✓		✓			✓		✓
Risk Management Experience overseeing complex risk management matters		✓	✓	✓	✓	✓	✓	✓				✓
Regulatory/Political Experience with governmental relations, regulatory environment, and/or working with regulators; experience as a politician or lobbyist		✓	✓	✓	✓	✓	✓	✓		✓		✓
Corporate Governance Demonstrates understanding of current corporate governance standards and best practices in public companies	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Resources/Compensation Experience managing a human resources function; experience with executive compensation and broad-based incentive planning		✓	✓			✓			✓
Technology/Cybersecurity Experience implementing technology strategies and innovation and managing and mitigating cybersecurity risks	✓	✓	✓			✓
Banking Industry Experience Experience in the banking and/or financial services industry	✓	✓		✓	✓	✓	✓	✓		✓
Retail Industry and/or Marketing Experience Experience with retail industry, transformation to digital platforms, branding major corporations, use of digital marketing strategies	✓	✓				✓	✓		✓
Mergers and Acquisitions Leadership experience with M&A transactions	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Corporate Social Responsibility
Demonstrates understanding of issues related to corporate social responsibility, sustainability, and environmental stewardship; informed on emerging issues potentially affecting the reputation of the business	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

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Director Nominees for Election

Following is information about each of our Board’s nominees, including his or her age, the year in which he or she first became a director of our Company, his or her business experience for at least the past five years, and other information that led to the conclusion by our Board that each nominee should serve as a director of our Company. There are no family relationships between any director, executive officer, or nominee for director of United Community.

Age: 60 Director since: 2021 Committees: Nominating and Corporate Governance, Talent and Compensation

Jennifer M. Bazante

Ms. Bazante has a depth of experience leading world-class marketing organizations. She brings extensive knowledge to our Board as a marketing executive, with insights into brand recognition, customer experience, and digital transformation. Ms. Bazante also contributes extensive knowledge in the areas of leadership, strategic planning, and project management which, together with her deep marketing expertise, is highly valuable to the Board.

Career Highlights

Ms. Bazante served as Chief Marketing and Communications Officer for Humana, a leading healthcare company with a focus on health insurance and integrated healthcare service delivery, from 2014 until her retirement in 2024. In that role, she oversaw the company’s brand and reputation efforts and led the strategies for customer acquisition and engagement as well as direct-to-consumer and business-to-business marketing across traditional and digital channels. She was instrumental in the launch of CenterWell, Humana Inc.’s healthcare service brand across pharmacy, primary care, and home health.

Prior to Humana, Ms. Bazante held several roles at Visa Inc. over a 14-year tenure including Head of Global Brand and Product Marketing, Global Sponsorship Marketing, and Global Merchant Marketing. She began her career at Colgate-Palmolive where she spent time in South America leading multiple product categories and in New York where she drove the development of new, innovative product bundles. Ms. Bazante has been recognized as one of the Top 100 Women in Brand Marketing and is frequently invited to participate in the evaluation and selection of best-in-class marketing and advertising work across multiple industries.

Education

Ms. Bazante received her master’s in international business administration from the Darla Moore School of Business at the University of South Carolina and a bachelor’s degree from Florida State University.

Age: 64 Director since: 2022 Committees: Audit, Risk

George B. Bell

Mr. Bell has over 40 years of experience as an information technology executive in the financial services industry. His background includes a focus on information technology development and support, project planning and execution, system design and enhancement, customer information management, organizational optimization, and M&A integration. Mr. Bell’s background also includes an emphasis on customer-centric innovation and improving the quality of products and services to enhance customer experience, providing a unique skill set to the Board of Directors.

Career Highlights

Mr. Bell served as Executive Vice President and Software Engineering Group Head II, Business Management Manager for Truist Financial Corporation from 2019 until his retirement in 2021. In that role, Mr. Bell led a cross-functional team and provided technical leadership to the human resources, legal, and business management functions. Mr. Bell held similar positions with progressive breadth at Truist’s predecessor BB&T, from 2002 until BB&T’s merger with SunTrust Bank to form Truist in 2019. At BB&T, Mr. Bell led a wide variety of application support and development teams while simultaneously enabling several new business and technical capabilities. He was the inaugural co-chair for the African American Affinity group, started the ADS ambassador program, reinvigorated underperforming teams, developed skill transition models, successfully executed the first major global sourcing project, and established the foundation for BB&T’s faster payments strategy.

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Prior to BB&T, Mr. Bell was employed in numerous technology roles with Bank of America for eight years. His tenure at Bank of America included managing customer information and teller-related migration efforts for major acquisitions, managing nationwide applications, devising the initial component-based development methodology, developing the initial CRM migration strategy, and managing the initial foray into offshore support. Prior to Bank of America, Mr. Bell was with BB&T for 11 years in various technology leadership roles.

Mr. Bell is an independent director on the board of Constellation Quality Health, a non-profit healthcare consultancy company.

Education

Mr. Bell obtained his master’s in business administration from East Carolina University. He graduated from Barton College with a bachelor’s degree in mathematics.

Age: 61 Director since: 2020 Committees: Nominating and Corporate Governance, Talent and Compensation

James P. Clements

Dr. Clements’ experience as President of two universities makes him uniquely skilled with deep knowledge regarding the operation of a complex organization and consideration of different stakeholder groups. In addition to his leadership in higher education, Dr. Clements has extensive knowledge in the field of information technology. Dr. Clements brings extensive knowledge in the areas of leadership, strategic planning, project management, computer science, and information technology to the Board.

Career Highlights

Dr. Clements has been Clemson University’s President since 2013. Prior to becoming Clemson University’s President, Dr. Clements served as the President of West Virginia University.

Dr. Clements is a nationally recognized leader in higher education. Dr. Clements currently serves on the Executive Committee for the Council on Competitiveness, the Special Olympics International Board, the South Carolina Chamber of Commerce Board, and the Council of Presidents for the Commission on Higher Education. Previously, he has served as the Chair of the Board for the Association of Public & Land-Grant Universities and on the executive committee of APLU’s Commission on Innovation, Competitiveness and Economic Prosperity. Dr. Clements has also served on the Council of Presidents for the Association of Governing Boards, and on the Board of Directors of the American Council on Education including as a chair of the ACE Commission of Leadership.

Dr. Clements was the only university president selected for the 15-member Innovation Advisory Board to the U.S. Department of Commerce. He also served as the co-chair of the National Advisory Committee for Innovation and Entrepreneurship 2.0, again serving as the only university president. He was nominated for, and participated in, the 81st Joint Civilian Orientation Conference through the U.S. Department of Defense where he was one of only a few dozen people selected in the country. Dr. Clements previously served on the Executive Committee of the Board for the Business Higher Education Forum.

Dr. Clements has published and presented more than 75 papers in the fields of higher education, leadership, strategic planning, project management, computer science, and information technology. He also served as principal investigator or co-investigator on more than $15 million in research grants. His Successful Project Management book is now in its seventh edition and is published in multiple languages and used in numerous countries.

Dr. Clements is an independent director on the board of United Homes Group, Inc., a publicly-traded residential builder of new home communities, where he serves on the Compensation Committee and Nominating and Corporate Governance Committee.

Education

Dr. Clements holds a bachelor’s degree in computer science as well as a master’s degree and Ph.D. in operations analysis from the University of Maryland-Baltimore County. Dr. Clements also holds a master’s degree in computer science from Johns Hopkins University’s Whiting School of

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Engineering and was awarded an honorary degree as a doctor of public education from his alma mater, UMBC.

Age: 73 Director since: 2015 Committees: Audit, Executive, Risk (Chair)

Kenneth L. Daniels

Mr. Daniels’ 38 years as a banking leader and risk professional with extensive experience in loan portfolio management, regulatory requirements, policy development and data integrity provides the Board of Directors with a depth of banking and risk expertise and offers the perspective of a large regional banking institution to the Board.

Career Highlights

Mr. Daniels led various credit and risk management functions at BB&T during his tenure from 1983 until his retirement in 2014 as BB&T grew from $2 billion to $187 billion in assets. He served as a Senior Commercial Loan Administrator where he led a team of associates responsible for commercial loan underwriting and approval and commercial loan portfolio management. He was promoted to Chief Credit Risk and Policy Officer and was responsible for total loan portfolio management and strategy, credit policies, and allowance for credit losses. He later served as Senior Risk Advisor. Mr. Daniels began his career at First Union National Bank (now Wells Fargo) where he served as a Commercial Financial Analyst and as a Senior Commercial Loan Officer.

Mr. Daniels is past President and Chair of both the Carolinas/Virginia Chapter and the Eastern North Carolina Chapter of the Risk Management Association (“RMA”). During his career, he served on the RMA’s National Agricultural Lending Council, the National Credit Risk Council, the Allowance for Loan and Lease Losses Roundtable, and the Commercial Risk Grading Roundtable.

Education

Mr. Daniels graduated from the RMA/Wharton Advanced Risk Management Program at The Wharton School of Business and also earned a master’s in business administration at East Carolina University and a bachelor’s degree at the University of North Carolina, Chapel Hill.

Age: 67 Director since: 2024 Committees: Nominating and Corporate Governance, Risk

Sally Pope Davis

Sally Pope Davis is a highly accomplished financial executive with more than 40 years of experience in financial analysis, asset management, and investing within the financial industry. She brings to the Board extensive expertise and knowledge in shareholder value creation, strategy, corporate finance, and mergers and acquisitions as well as board service with other companies.

Career Highlights

Ms. Davis retired as a managing director from Goldman Sachs Asset Management in 2024, where she co-led the U.S. Small Cap Value Strategies, which, during her tenure, included one of the industry’s largest US small-cap value funds. In addition to overseeing the portfolio, Ms. Davis was responsible for investing in the financial sector, including banks, thrifts, insurance, mortgage, capital markets and specialty finance companies. Ms. Davis joined the Small Cap Value team in 2006, became co-lead portfolio manager in 2009, and was promoted to Managing Director in 2010. From 2001 to 2006, she was a portfolio manager in Fundamental Equity for Goldman Sachs Asset Management where she was responsible for investments in mid- and large-cap commercial and investment banking companies. Previously, Ms. Davis was a senior sell-side equity analyst in Goldman Sachs Global Investment Research, where she focused on US regional banking companies during a period of significant industry consolidation.

Prior to her tenure at Goldman Sachs, Ms. Davis covered regional banks as a sell-side analyst at Brown Brothers Harriman. She began her career at Chase Manhattan Bank, in roles in corporate finance, specializing in financial institutions, and as Vice President in Capital Planning, managing capital funding requirements for the corporation.

Ms. Davis is an independent director on the Board of First Financial Bankshares, Inc., a publicly-traded corporation, and its subsidiary, First Financial Bank, where she is a member of the Risk

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Committee. Ms. Davis also serves on the Board of First Financial Trust and Asset Management and its Investment Committee. Additionally, she is an independent board member of Core Specialty Insurance Holdings, Inc. and serves on the Audit, Finance and Risk Management Committees.

Education

Ms. Davis holds an MBA with a concentration in finance and economics from the University of Chicago. She earned her Bachelor of Science in finance, graduating summa cum laude from the University of Connecticut.

Age: 70 Director since: 2018 Committees: Executive, Nominating and Corporate Governance (Chair), Risk

Lance F. Drummond

Mr. Drummond brings to the Board of Directors 40 years of business experience as an executive level business leader with multi-industry and international experience. He specializes in business-transforming strategy development and execution and organizational change for business-to-business and business-to-consumer Fortune 500 companies, with demonstrated success in manufacturing, technology and financial services industries.

Career Highlights

Mr. Drummond served as Executive Vice President of Operations and Technology at TD Canada Trust from 2011 until his retirement in January 2015. In his role at TD Canada Trust, he led a team of associates who delivered personal and small business loan underwriting, funding, discharges, deposit operations, fraud management, collections, digitization and image transformation, service quality (Lean Six Sigma) and project management office services for Canadian Banking including retail, business and wealth. From 2009 to 2011, Mr. Drummond served as the Executive Vice President of Human Resources and Shared Services at Fiserv, Inc. In this role, he led the human resources function for Fiserv’s 20,000 employees. Additionally, he oversaw many of the company’s shared services, including Fiserv Global Services’ 2,800 employees located in India and Costa Rica. From 2002 to 2009, Mr. Drummond served Bank of America as the Service and Fulfillment Operations executive for Global Technology and Operations and later as Global Consumer and Small Business Banking eCommerce/ATM executive. Mr. Drummond began his career in 1976 at Eastman Kodak, where he held several senior management positions including Divisional Vice President and General Manager Dental Products, Divisional Vice President and Regional General Manager Professional Products — Latin American region, Corporate Vice President and Chief Operating Officer Professional Products Division.

Mr. Drummond is an independent director on the board of AvidXchange Inc., a publicly-traded fintech company, and is a member of the Human Capital and Compensation Committee and Chair of the Risk Committee. Mr. Drummond has been a member of the National Association of Corporate Directors (NACD) since 2015.

Mr. Drummond received the MIT Sloan Fellowship in 1994 and the Aspen Institute’s Henry Crown Fellowship in 1998. Mr. Drummond is the founder of Dreamseeds, a children’s performing arts program at YMCA of Greater Rochester.

Education

Mr. Drummond earned his bachelor’s degree in business management from Boston University, master’s in business administration from the Simon Business School at the University of Rochester, and master of science degree in management science from MIT.

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Age: 63 Director since: 2015 Committees: Executive (Chair)

H. Lynn Harton

With 40 years of experience in the banking industry, Mr. Harton has extensive experience with respect to lending, risk management, credit administration, and virtually all other aspects of United Community’s business.

Career Highlights

Mr. Harton serves as Chairman of the Board, President, and Chief Executive Officer of United Community and as Chairman of the Board and Chief Executive Officer of the Bank. Mr. Harton joined United Community in 2012 as Chief Operating Officer. In 2015, he was named President and elected to the Board of both United Community and the Bank. Mr. Harton was named Chief Executive Officer of the Bank in 2017 and was named Chief Executive Officer of United Community in 2018. Mr. Harton was named Chairman of the Board of both United Community and the Bank in 2019. Mr. Harton served as President of the Bank until 2021.

Prior to joining United Community, Mr. Harton served as the Executive Vice President and Head of Commercial Banking-South of Toronto-Dominion Bank (“TD Bank”) from 2010 to 2012. From 2009 to 2010, Mr. Harton served as President and Chief Executive Officer of The South Financial Group (“TSFG”), and from 2007 to 2009 he served as TSFG’s Chief Risk and Chief Credit Officer. During his time at TSFG, Mr. Harton raised capital to support TSFG during the 2008 financial crisis, negotiated the sale of the company to TD Bank, and, post-sale, led the successful integration of TSFG into TD Bank. Prior to joining TSFG, Mr. Harton served from 2003 to 2007 as the Chief Credit Officer of Regions Financial Corporation and Union Planters Corporation. He also held various executive positions at BB&T from 1983 to 2003.

Mr. Harton is a past member of both the RMA National Community Bank Council and the RMA Board of Directors. He has also served on a number of additional financial boards and committees throughout his career, including the Palmetto Business Forum, RMA National Credit Risk Council, CBA National Small Business Banking Committee, and the Equifax Small Business Financial Exchange. He is a recipient of South Carolina’s highest honor, the Order of the Palmetto.

Education

Mr. Harton earned his bachelor’s degree from Wake Forest University and has participated in various executive programs at Duke University, Wharton, Columbia, Northwestern, the University of North Carolina, and the University of South Carolina.

Age: 65 Director since: 2023 Committees: Audit, Risk

John M. James

Mr. James has more than 35 years of experience in senior financial management roles. Mr. James has served in senior executive positions encompassing financial reporting, accounting, treasury, and regulatory responsibilities in a global banking organization, which allows him to provide a unique perspective on United Community’s Board of Directors. Mr. James qualifies as an audit committee financial expert and serves on the Audit Committee.

Career Highlights

Mr. James served as the Americas Legal Entity Controller for Bank of America from 2019 until his retirement in 2022. In that role, Mr. James was responsible for all of the legal entity controllership activities for the U.S., Canada, Mexico, Brazil, and other countries in South America. He also had responsibility for certain corporate and treasury accounting functions.

Prior to his role as Americas Legal Entity Controller, Mr. James was the Corporate Controller for Bank of America for 14 years. In that role, he was responsible for certain corporate and treasury accounting functions, SEC reporting, accounting policy, corporate analysis and reporting, and Enterprise Reg W governance.

Mr. James joined Bank of America in 2005 as the Corporate Controller. Before joining the bank, he completed a two-year professional accounting fellowship in the Office of the Chief Accountant at the SEC in Washington, D.C. Prior to his time at the SEC, he spent twelve years with PricewaterhouseCoopers LLP including four years in the Accounting Consulting Services

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group of the firm’s Professional, Technical, Risk & Quality National Office as a financial instruments accounting consultant. During this time, he was also a member of the Financial Instruments Task Force of the Auditing Standards Board. He also previously worked in the banking and insurance industries for seven years in a variety of senior financial management positions.

Education

Mr. James graduated from the University of Kentucky, earning a bachelor’s degree in business administration with a concentration in finance and a bachelor’s degree in accounting. During his career, he was previously a certified public accountant and held a Chartered Financial Analyst (CFA) designation.

Age: 54 Director since: 2018 Committees: Executive, Talent and Compensation (Chair)

Jennifer K. Mann

Ms. Mann provides a wealth of human resources experience to the Board of Directors. Her leadership in human resources demonstrates her vision and strong management skills and offers extensive human resources insight to the Board of Directors.

Career Highlights

Ms. Mann has been employed with SAS since 1998 and currently serves as Executive Vice President of Human Resources, where she is responsible for developing and guiding SAS’ human resources vision and articulating the organization’s strategy to help acquire, develop, reward and retain the best talent. Ms. Mann leads a global human resources organization that acts as a steward of the SAS culture and engages a global workforce of over 12,000 with diverse talents and skills. SAS has been ranked on the FORTUNE 100 Best Companies to Work For® list since the list’s inception. This recognition includes multiple number one rankings in the US, as well as the World’s Best Multinational Workplaces from Great Place to Work®, garnering accolades for SAS across the globe for its workplace culture and commitment to innovation. Her workplace culture insights have been shared in The Wall Street Journal, US News & World Report, CBS MoneyWatch, CBS Sunday Morning, CNN, and The Great Workplace by Michael Burchell and Jennifer Robin. Ms. Mann was selected as a 2014 finalist for Chief Human Resources Officer of the Year by HRO Magazine. Prior to joining SAS, Ms. Mann held human resources leadership roles in industries such as high-tech manufacturing, healthcare and academia.

Ms. Mann serves on the advisory council at North Carolina State University’s Poole College of Management and on the Board of Trustees for Meredith College. She is a member of OnBoardNC.

Education

Ms. Mann received her bachelor’s degree in psychology and business from Meredith College in Raleigh, North Carolina.

Age: 73 Director since: 2012, Lead Director Committees: Audit, Executive, Nominating and Corporate Governance

Thomas A. Richlovsky

Mr. Richlovsky has extensive experience in the financial services industry, having served in senior executive positions in finance, accounting and treasury at major banking organizations.

Mr. Richlovsky’s expertise and experience in these finance-related areas of banking provide a valuable perspective, making him well suited to serve on United Community’s Board of Directors. Mr. Richlovsky qualifies as an audit committee financial expert and serves on the Audit Committee.

Career Highlights

Mr. Richlovsky retired as Executive Vice President at PNC Financial Services Group Inc. (“PNC”) in 2011. He joined PNC upon its acquisition of National City Corporation in December 2008. Mr. Richlovsky was Chief Financial Officer, Treasurer and Principal Accounting Officer of National City at the time of its acquisition by PNC. During his 30-year tenure with National City, he assumed progressively greater responsibilities and gained extensive financial management, accounting and treasury expertise. Over that same period, National City grew from approximately $5 billion in assets and 2,000 employees to $150 billion in assets and over 30,000 employees. Following the

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sale of National City to PNC, Mr. Richlovsky was appointed Executive Vice President of PNC and assisted in the integration of the two companies. At PNC, he managed several functional areas within the PNC finance group.

Mr. Richlovsky began his business career as an auditor in 1973 with Ernst & Ernst, a predecessor firm of Ernst & Young LLP, in Cleveland, Ohio.

Mr. Richlovsky is a certified public accountant. During Mr. Richlovsky’s business career he was active in numerous professional organizations, including the American Institute of Certified Public Accountants, Financial Executives Institute, Bank Administration Institute and National Investor Relations Institute. He currently serves on the boards of several educational and not-for-profit organizations.

Education

Mr. Richlovsky graduated summa cum laude from Cleveland State University. He also completed graduate studies at The Stonier Graduate School of Banking at Rutgers University.

Age: 73 Director since: 1999 Committees: Talent and Compensation

Tim R. Wallis

Mr. Wallis is a community leader and was a long-term owner of a small business. With United Community’s interest in small business and commercial banking, Mr. Wallis brings a valuable perspective and insight to the Board of Directors. His varied experience on a number of community boards, as well as his service on the United Community Bank — Rome community bank board, gives the Board of Directors a focus on the needs of our mid-size banking communities and the business owners within those communities.

Career Highlights

Mr. Wallis was previously President of Wallis Printing in Rome, Georgia. In addition to serving on the Board of Directors of United Community, Mr. Wallis also serves as Chairman on the community bank board of United Community Bank— Rome. He has served on the board of directors of the Printing and Imaging Association of Georgia (“PIAG”) and was Chairman of the association’s Government Relations Committee. In this capacity, he worked directly with PIAG legislative liaisons at both the state and national levels. Mr. Wallis previously served on the Georgia Chamber of Commerce board of directors and was the chair for Northwest Georgia. Additionally, Mr. Wallis has significant investment interests in retail shopping centers and apartment complexes throughout the Southeast. He also served on the Darlington School Board of Trustees, Georgia Southern University Foundation Board of Trustees, Rome/Floyd YMCA Board of Trustees, and the United Way of Rome and Floyd County Board of Trustees.

Education

Mr. Wallis is a graduate of Georgia Southern University.

Age: 78 Director since: 2016 Committees: Risk

David H. Wilkins

Mr. Wilkins has extensive legal, regulatory and governance experience, having served in a senior position in a national law firm and as a U.S. Ambassador and Member of a State House of Representatives. With this comprehensive legal and governance experience, Mr. Wilkins provides a valuable perspective to United Community’s Board of Directors.

Career Highlights

Ambassador Wilkins is a partner at Nelson Mullins Riley & Scarborough LLP in Greenville, South Carolina serving on the government relations strategies group with a special focus on U.S. — Canada interests. He proudly served as U.S. Ambassador to Canada from June 2005 to January 2009, appointed by President George W. Bush.

After returning to South Carolina from Canada, Ambassador Wilkins spent six years chairing the Clemson University Board of Trustees and now serves as a Trustee Emeritus to that board. Additionally, he served as a director on several corporate boards over the past ten years. He is a member of both the South Carolina Bar Association and the American Bar Association. In 2010,

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South Carolina’s then Governor-elect Nikki Haley tapped Mr. Wilkins to chair her government transition team. First elected in 1980, Ambassador Wilkins served 25 years in the South Carolina House of Representatives. He was elected Speaker of the House in 1994, a position he held for 11 years until he resigned for his ambassadorship post. He is the recipient of numerous awards including South Carolina’s highest honor, the Order of the Palmetto.

Education

Mr. Wilkins received his bachelor’s degree from Clemson University and his JD degree from University of South Carolina School of Law.

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Process for Shareholder to Recommend Individuals for Consideration by the Nominating and Corporate Governance Committee

Any shareholder who wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must submit a written notice to our Corporate Secretary. For the 2026 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee will consider recommendations received by December 3, 2025. The written notice must set forth:

•	The name and business or residence address of the nominee;

•	The number of shares of common stock of United Community that are beneficially owned by the nominee;

•	The total number of shares that, to the knowledge of the nominating shareholder, would be voted for such person;

•	The signed consent of the nominee to serve, if elected; and

•	The name and residence address of the nominating shareholder, and the number of shares of United Community that are beneficially owned by the nominating shareholder.

Written notices should be sent to the Corporate Secretary, United Community Banks, Inc., 200 East Camperdown Way, Greenville, South Carolina 29601. A proposed nominee must complete a questionnaire providing requested information about his or her background and qualifications as well as information that would be required to be disclosed by the SEC’s proxy rules and would allow the Nominating and Corporate Governance Committee to evaluate that person’s independence. In addition, any shareholder who intends to solicit proxies in support of director nominees other than our nominees at the 2026 Annual Meeting of Shareholders, in order to comply with the SEC’s universal proxy rules, must provide notice no later than March 15, 2026 to our Corporate Secretary (at the same address previously set forth) that contains all information required by Exchange Act Rule 14a-19.

There were no director nominations proposed for the 2025 Annual Meeting by any shareholder.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR ALL” OF THE 12 DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

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Corporate Governance

Our Board of Directors

Our Board provides active, engaged, independent oversight of the Company. Our Board sets the cultural “tone at the top” and oversees the Company’s business with an effective leadership structure guided by strong governance practices. All members of the Board are well engaged in fulfilling their responsibilities. The Board places a high value on collegiality and open dialogue. The Board proactively fosters a culture of transparency and respect for others. At Board meetings, the Lead Director and other Board members regularly articulate the desire for all members of the Board to express their views and to be open to the opinions of others. We believe that the Board’s commitment to this positive culture is a core attribute that facilitates the Board’s effective independent oversight of the Company.

Our Board is guided by strong governance principles and practices, including the following:

✓    Lead independent director with clearly defined role

✓    Audit Committee, Nominating and Corporate Governance Committee, Risk Committee, and Talent and Compensation Committee each consist entirely of independent directors

✓    Executive session of independent directors at each regular Board meeting

✓    Regular consideration of Board and committee composition and refreshment

✓    Periodic comprehensive Board and committee self-assessments

✓    Direct Board access to management and transparency and openness in communications

✓    Stock ownership guidelines for directors

✓    Strict anti-hedging policy

Among other important functions, our Board and its committees:

•	Oversee management’s development and implementation of a multi-year strategic business plan and monitor our progress in meeting the strategic business plan

•	Oversee our risk management processes and efforts to identify, assess, and manage or mitigate material risks facing United Community, including operational, cyber, credit, market, liquidity, compliance, and reputational risks

•	Oversee our audit function, our independent registered public accounting firm, and the integrity of our financial statements

•	Review, monitor, and approve succession plans for our Chief Executive Officer (“CEO”) and other key executives to promote senior management continuity
•	Oversee the establishment and administration of appropriately designed compensation programs and plans

•	Review our CEO’s performance and approve the total annual compensation for our CEO and other executive officers

•	Oversee the Company’s maintenance of high ethical standards, including by adoption of a code of ethical conduct that applies to our executive management and the Board

•	Review our governance practices, our human capital management policies and practices, and our community development and engagement initiatives

Director Independence

NYSE listing standards require that a majority of our directors be independent and that each member of our Audit Committee, Nominating and Corporate Governance Committee, and Talent and Compensation Committee be independent. Our Board determines the independence of each director and director nominee in accordance with guidelines it adopted, which include all elements of independence set forth in the NYSE listing standards and U.S. Securities and Exchange Commission (“SEC”) rules. The Board first considers whether any director or nominee has a relationship covered by the NYSE listing standards that prohibits an independence finding for Board or committee purposes. Any director who has a material relationship with United Community or its management is not considered to be independent.

Our Board has affirmatively determined that all of our director nominees are independent, except for our CEO, H. Lynn Harton, due to his employment with the Company. Specifically, the Board determined that each of the following director nominees are independent under NYSE listing standards and our guidelines:

Jennifer M. Bazante	Kenneth L. Daniels	John M. James	Tim R. Wallis
George B. Bell	Sally Pope Davis	Jennifer K. Mann	David H. Wilkins
James P. Clements	Lance F. Drummond	Thomas A. Richlovsky

Our Board determined as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. The Board also determined that each person who currently serves or who served in 2024 on the Audit Committee, the Nominating and Corporate Governance Committee, or the Talent and Compensation Committee meets or met, as applicable, the NYSE independence requirements for membership on those committees and, as to the Audit Committee, SEC independence rules.

In reaching the determination that Mr. Wilkins is independent, the Board considered that during 2024, United Community paid approximately $685,000 to the law firm of Nelson Mullins Riley & Scarborough, LLP (“NMRS”) for various legal services. Mr. Wilkins is a partner with NMRS. The fees paid to NMRS by United Community during 2024 amount to less than one-tenth of 1% of that firm’s total revenue and did not exceed established thresholds that are incompatible with Mr. Wilkins being considered independent under the rules of NYSE and applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Wilkins performed no legal work for the Company and received no compensation related to the engagement.

Board Leadership Structure

Our Board periodically reviews its leadership structure. The Board maintains flexibility to determine the most effective leadership structure in light of the composition of the Board, the composition of management, and the needs of the Company as they change over time. We currently have a Chairman and an independent Lead Director. Mr. Harton, our CEO, serves as Chairman, and Mr. Richlovsky serves as Lead Director. The Lead Director is appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Our Board believes that the existing structure, with Mr. Harton as Chairman and Mr. Richlovsky as Lead Director, continues to be the most effective leadership structure at this time. The Company benefits from an executive Chairman with deep experience in the financial services industry and knowledge of the Company’s emerging risks and issues that derives from close coordination with the management team. The combined CEO and Chairman role allows the Company to communicate its strategy to employees, customers, regulators, shareholders, and other stakeholders in a single voice. The Company likewise benefits from a Lead Director with deep experience in the financial services industry who communicates regularly with the Chairman, other members of the Company’s management team, and the other independent directors. We believe that the joint efforts and coordination between our Chairman and Lead Director exemplify effective Board leadership and fulfillment of the Board’s oversight responsibilities.

Our Lead Director is highly engaged with management and the other independent directors. Our Lead Director:

✓	Regularly meets with the CEO
✓	Coordinates with the CEO and committee chairs to develop Board and committee meeting agendas
✓	Regularly speaks with each of the committee chairs
✓	Attends all committee meetings
✓	Advises the CEO of the information needs of the Board and provides feedback from the Board
✓	Serves as a “sounding board” for the CEO
✓	Develops topics of discussion for executive sessions of the Board
✓	Leads the executive sessions of the Board
✓	Coordinates with the CEO and the Chair of the Nominating and Corporate Governance Committee to develop the agenda, topics, and content for the Board’s annual retreat
✓	Coordinates with the Talent and Compensation Committee on the annual performance evaluation of the CEO
✓	Serves as a contact for shareholders, employees, and other interested parties who wish to communicate with nonemployee directors on the Board

Board Evaluation

The Board and each Board committee continually evaluate their own effectiveness throughout the year. The Lead Director, the committee chairs, and the CEO/Chairman regularly discuss the Board and Board committee areas of responsibility and processes, as well as general governance principles, to seek ways in which to enhance the Board’s effectiveness and efficiency.

The Board and each committee perform self-evaluations annually using a process approved by the Nominating and Corporate Governance Committee. In addition, directors are asked to provide candid feedback on individual members of the Board to the Chair of the Nominating and Corporate Governance Committee, the Chairman of the Board, or the Lead Director, who then meet to discuss individual director performance and succession considerations.

The Board retains an outside consultant to facilitate the self-evaluation process. In connection with the self-evaluation process, Board members complete a questionnaire, and each director engages in a one-on-one feedback interview and conversation with the third-party facilitator. Among other topics, the 2024 self-evaluation questionnaire and interviews covered these key areas:

The Board reviewed and discussed the results of the self-assessment questionnaire and interviews as part of the self-evaluation during a Board session guided by a third-party facilitator.

Board Continuing Education and Development

Board development opportunities are provided to directors to support the performance of their responsibilities. These opportunities are designed to allow directors to augment their existing skill sets and remain abreast of emerging risks and trends applicable to the Company’s business and the financial services industry. The Company regularly provides directors with training sessions by management and by third-party specialists on a wide range of topics that assist Board members in carrying out their responsibilities, including compliance, governance, technology, cybersecurity, regulatory oversight, risk management, financial management, and laws governing directors’ duties and conduct. The Company also supports directors in attending third-party educational seminars and conferences.

In addition, the Board engages in an annual retreat. The Board retreat agenda is developed by the Company in collaboration with the Lead Director and Chair of the Nominating and Corporate Governance Committee and with input from other Board members. The Board retreat typically includes presentations and workshops with both internal resources and outside consultants and speakers. The content is specifically tailored to topics relevant to the Company’s strategic priorities, business plan, and risk management, but also covers industry-wide trends, challenges, and opportunities. The Board retreat also provides directors with insights and perspectives from third-party stakeholders such as shareholders, investors, regulators, vendors, and advisors. Topics covered in recent years include economic outlook, political trends, regulatory changes, investor and analyst viewpoints, banking landscape, customer experience and strategy, M&A, fintech, digital adoption, and analysis of United Community business lines and functions.

New Director Orientation

Newly elected directors engage in a director orientation process designed to familiarize them with the Company’s business and culture, corporate governance framework, and the role and responsibilities of Board members. New Board members meet individually with members of the Company’s executive management team and are provided with information regarding the Company’s businesses, strategic planning process, risk management framework, and culture and values. Our General Counsel facilitates a Board orientation session to review the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other policies applicable to Board members. Each new Board member is assigned a longer-serving Board member to guide the Board member through the first year of service and to act as a resource for the new Board member. For the first year, new Board members are invited to attend all Board committee meetings to gain an understanding of the operation and duties of each committee.

CEO and Key Management Succession Planning

Our Board oversees our long-term management development and succession. Management maintains procedures to be implemented upon the sudden departure of our Chief Executive Officer or other key members of our executive team. The management development and succession program focuses on key positions and succession elements, including identification of potential successors for positions when it is determined that internal succession is appropriate, assessment of each potential successor’s level of readiness, and preparation of individual growth and development plans. The succession plans are reviewed by the Board at least annually.

Board Committees

Our Board established five standing committees: Audit, Executive, Nominating and Corporate Governance, Risk, and Talent and Compensation. Our Board committees act on behalf of the Board and report their activities to the Board at regular Board meetings. The Board appoints the members of each committee based on the recommendations of the Nominating and Corporate Governance Committee.

At least annually, the Board and the Nominating and Corporate Governance Committee review the committee member assignments and chair positions and consider committee changes, refreshment, and chair rotations. The Board and Nominating and Corporate Governance Committee also regularly review the director qualifications and experience matrix to assist them in evaluating the experience of directors on each committee.

The following table identifies the current members and chairs of each of our standing committees.

	Audit Committee	Executive Committee	Nominating and Corporate Governance Committee	Risk Committee	Talent and Compensation Committee
Jennifer M. Bazante			Member		Member
George B. Bell	Member			Member
James P. Clements			Member		Member
Kenneth L. Daniels	Member	Member		Chair
Sally Pope Davis			Member	Member
Lance F. Drummond		Member	Chair	Member
H. Lynn Harton *		Chair
John M. James	Member			Member
Jennifer K. Mann		Member			Chair
Thomas A. Richlovsky •	Member	Member	Member
David C. Shaver +	Chair	Member			Member
Tim R. Wallis					Member
Amb. David H. Wilkins				Member

* = Chairman of the Board • = Lead Director

+ Mr. Shaver is not standing for re-election. Mr. James is expected to be appointed as Chair of the Audit Committee.

The Board adopted a charter for each standing Board committee, and these charters are available on the Investor Relations > Corporate Governance section of our website (www.ucbi.com). Each committee charter addresses the purpose, authority, and responsibilities of the committee, as well as membership and meetings. As required by each committee charter, each committee annually reviews and assesses its charter’s adequacy and the committee’s performance. Committees may recommend amendments to their respective charters, and our Board must approve amendments.

A discussion of the members, number of meetings held in 2024, and key responsibilities of each of our standing committees follows.

Audit

Membership: Mr. Bell, Mr. Daniels, Mr. James, Mr. Richlovsky, Mr. Shaver (Chair)

2024 Meetings: 8

Key Responsibilities:

•     Selects the independent auditor

•     Annually evaluates the independent auditor’s qualifications, performance, and independence, as well as the lead audit partner; discusses the nature, scope, and rigor of the audit process; and reviews the independent auditor’s annual report on the Company’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls

•     Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor

•     Reviews with management and auditors the quality and adequacy of our internal control over financial reporting and disclosure controls and procedures, and establishes procedures for receipt, retention, and treatment of complaints regarding accounting or internal controls

•     Oversees, reviews, and approves internal audit activities, projects, and budget

•     Oversees the effectiveness of our compliance and ethics programs

•     Oversees our compliance with legal and regulatory requirements

Executive

Membership: Mr. Daniels, Mr. Drummond, Mr. Harton (Chair), Ms. Mann, Mr. Richlovsky, Mr. Shaver

2024 Meetings: 4

Key Responsibilities:

•     To the extent permitted by applicable law, has the responsibility to exercise, during the intervals between meetings of the Board, any and all of the powers and authority of the Board in United Community’s management and affairs

•     From time to time, our CEO or executive team consult the Executive Committee regarding strategic or other matters where input of Board members may be valuable outside of regularly scheduled Board meetings

Nominating and Corporate Governance

Membership: Ms. Bazante, Dr. Clements, Ms. Davis, Mr. Drummond (Chair), Mr. Richlovsky

2024 Meetings: 4

Key responsibilities:

•     Reviews and recommends, as appropriate, changes to the size, composition, and operation of the Board and its committees

•     Develops and recommends criteria for selecting new directors

•     Identifies, screens, and recommends to our Board individuals qualified to serve on the Board

•     Recommends Board committee structure and membership, including the recommendation of a Lead Director

•     Assists the Board with succession planning

•     Develops, recommends, and annually assesses corporate governance policies, practices, and training requirements and guidelines and makes recommendations for changes to the Board

•     Oversees the process governing annual Board, committee, and Board self-assessments

•     Oversees share ownership guidelines for Board members

Risk

Membership: Mr. Bell, Mr. Daniels (Chair), Ms. Davis, Mr. Drummond, Mr. James, Mr. Wilkins

2024 Meetings: 4

Key responsibilities:

•      Assists the Board in its general oversight of the Company’s risk management processes

•      Responsible for an integrated effort to identify, assess, and manage or mitigate material risks facing the Company

•      Monitors and reviews United Community’s enterprise risk management processes, strategies, policies, and practices to identify emerging risks

•      Evaluates the adequacy of United Community’s risk management functions

•      Makes recommendations to management and the Board in order to effectively manage risks

Talent and Compensation

Membership: Ms. Bazante, Dr. Clements, Ms. Mann (Chair), Mr. Shaver, Mr. Wallis

2024 Meetings: 6

Key Responsibilities:

•     Reviews and approves corporate goals and objectives relevant to compensation of the Company’s executive officers

•     Determines executive officer compensation and recommends director compensation for Board approval

•     Oversees overall compensation philosophy and principles

•     Establishes short-term and long-term incentive compensation programs for executive officers and approves all equity awards

•     Oversees share ownership guidelines for executive officers

•     Oversees the performance evaluation process for executive officers

•     Selects and determines fees and scope of work of its compensation consultant

•     Oversees and evaluates the independence of its compensation consultant and other advisors

Board and Committee Meeting Attendance

Directors are expected to attend our annual meeting of shareholders, Board meetings, and meetings of Board committees on which they serve. Attendance may be by telephone or video conference. During 2024, our Board met seven times. The Company’s independent directors meet in executive session in conjunction with each regular Board meeting. Mr. Richlovsky, as Lead Director, presides over all executive sessions of the independent directors.

During 2024, each of our incumbent directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served. In addition, each of our directors serving at the time attended our 2024 Annual Meeting of Shareholders.

In addition to our regular meetings of the Board and Board committees, directors attend a Board retreat annually. Participants in the Board retreat engage in discussion of the Company’s strategic imperatives and benefit from outside speakers who present on emerging topics relevant to the Company and the banking industry.

United Community Growth Roadmap

Our Board sets the strategic direction of the Company and sets the cultural “tone at the top.” Our vision, purpose, and values drive our strategy and serve as the foundation of our strong culture.

Vision	We want to be a legendary bank. Built on service, driven by performance.

Purpose	We build communities.
We help customers realize their financial goals, expand their businesses, and plan for their futures. We know that financial health leads to happier lives. We use our skills to improve the financial health and well-being of our customers and ultimately our communities.

Values	Team We play to win together as a team.

Truth We see things as they are, not as we want them to be.

Trust We trust in people.

Caring Golden Rule of Banking

Our vision, purpose, values, and strategic priorities, as approved by the Board, are incorporated into a “Growth Roadmap.” The Growth Roadmap serves as a guide to the Board, our leadership, and our employees throughout the Company to show what United Community stands for and the culture we embody. The Growth Roadmap is routinely emphasized and reinforced in Company-wide communications, team meetings, and other interactions among employees.

Board Oversight of Risk

The Board oversees the Company’s risk management. The Company developed a risk management structure to facilitate careful oversight of risk. The Board provides credible challenge and holds management accountable for maintaining an effective risk management program and for adhering to risk management expectations.

The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives and discusses reports prepared by United Community’s executive management, including the Chief Risk Officer, on areas of material risk to United Community. The Board uses these reports to understand the risk identification, risk management, and risk mitigation strategies being used by United Community and to oversee the implementation of the strategies.

To further support the risk management function, United Community also has a Risk Committee comprised solely of independent directors. The Risk Committee assists the Board in its general oversight of the Company’s risk management processes and is responsible for an integrated effort to identify, assess, and manage or mitigate material risks facing the Company. The Risk Committee’s primary functions include monitoring and reviewing United Community’s enterprise risk management processes, strategies, policies, and practices to identify emerging risks, evaluate the adequacy of United Community’s risk management functions, and make recommendations to management and the Board to effectively manage risks.

United Community is committed to maintaining appropriate practices with respect to the security, availability, and confidentiality of the information entrusted to it by its customers and other stakeholders. In furtherance of that commitment, United Community continually works to strengthen its information technology infrastructure and enhance its cybersecurity and information security controls.

Information Security and Cyber Awareness

As part of its oversight responsibilities over Company risks and controls, the Risk Committee of the Board oversees United Community’s efforts to respond to increasingly challenging cyber and information security risks. At each quarterly meeting of the Risk Committee, United Community’s Chief Information Officer reports to the Risk Committee of the Board regarding security testing, training, audits, key cybersecurity metrics, and United Community’s efforts to identify, prepare for, prevent, and respond to critical threats. The Risk Committee receives regular updates on the maturity of United Community’s information security program, penetration testing results, infrastructure assessments, threat environment, security operations, operational events, vendor and supply chain security, and application/data security. On an annual basis, United Community’s Chief Information Officer presents a Cybersecurity Program Update to the Risk Committee of the Board.

All employees are engaged in protecting and securing data. Employees receive annual training on cybersecurity risks, including training that raises awareness of phishing scams, as well as annual training on security, privacy, and policy awareness. We also routinely conduct exercises to raise information security awareness. In addition to enterprise-wide cybersecurity training for all employees, the Company also annually conducts targeted cybersecurity training for all IT personnel and application development personnel.

Audit Committee Financial Expert

Our Board determined that each of Messrs. James, Richlovsky, and Shaver is an “Audit Committee financial expert” as that term is defined in the regulations promulgated under the Exchange Act. Additionally, the Board determined that all members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of NYSE’s Audit Committee requirements.

Share Ownership Guidelines, Insider Trading and Anti-Hedging Policy

The Board adopted share ownership guidelines for directors and executive officers.

Each nonemployee director is expected to maintain a meaningful ownership of shares of the Company’s common stock, which the Company considers to be common stock having a value at least equal to three times the annual base cash retainer payable for service on the Company’s Board. Such ownership is expected to be acquired within five years of election to the Board. Each nonemployee director is expected to retain ownership of 100% of all shares granted by the Company after such shares vest until the nonemployee director reaches the target.

Each employee at the level of Executive Vice President and above is expected to maintain a meaningful ownership of shares of the Company’s common stock, which the Company considers to be a number of shares of our common stock having a value at least equal to a multiple, as set forth below, of the officer’s annual base salary as in effect from time to time.

Officer Level	Multiple of Base Salary
CEO	3X
Other Executive Officers	2X

Such ownership is expected to be acquired within five years of such person’s hire or promotion date. Each executive officer is expected to retain ownership of 100% of all net after-tax shares granted by the Company after such shares vest until the executive officer reaches the target.

Our insider trading policy, which governs trading in our securities by our directors, officers and employees, is designed to promote compliance with insider trading laws, rules, and regulations, and applicable exchange listing standards. It also prohibits Board members and employees (including our executive officers) from pledging United Community securities as collateral, holding United Community securities in a margin account, or hedging against any decrease in the market value of equity securities issued by United Community and held by them, such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options, exchange funds, or other derivative instruments related to United Community stock.

Code of Business Conduct and Ethics

United Community adopted a Code of Business Conduct and Ethics designed to promote ethical conduct which applies to all employees of United Community, including our executive and senior management and Board and United Community’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. United Community’s Code of Business Conduct and Ethics is available on our website (www.ucbi.com), where we would also post any amendments or waivers to the Code of Business Conduct and Ethics.

Communications with Board of Directors

Shareholders wishing to communicate with the Board should send any communication in writing to the Corporate Secretary, United Community Banks, Inc., 200 East Camperdown Way, Greenville, South Carolina 29601. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is determined to be illegal or otherwise inappropriate.

Corporate Governance Information

You can find information regarding our corporate governance practices on the Investor Relations > Corporate Governance section of our website (www.ucbi.com), including our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and the charter of each of our standing committees. This information is available in print to any shareholder who sends a written request to: Investor Relations, United Community Banks, Inc., 200 East Camperdown Way, Greenville, South Carolina 29601.

Transactions with Management and Others

Policy with Respect to Approval of Related-Party Transactions

United Community has a written related-party transaction policy that governs the review, approval, and ratification of any transaction that would be required to be disclosed by United Community pursuant to SEC requirements. United Community’s Board (or the Audit Committee of the Board) must approve all such transactions under the policy.

Before the Company may enter into a related-party transaction or an amendment thereof, the Board (or a committee of the Board) must consider all of the available relevant facts and circumstances, including, if applicable, benefits to United Community, the impact of a transaction on a director’s independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to or from unrelated third parties or employees generally, as the case may be. No member of the Board or any committee shall participate in any review, consideration, or approval of any related-party transaction with respect to which such member or any of his or her immediate family members is a related-party.

2024 Related-Party Transactions

There were no related-party transactions in 2024, except as described in Corporate Governance: Director Independence.

Director Compensation

The Talent and Compensation Committee reviews and recommends to the Board the compensation of the Company’s nonemployee directors. In performing this role, the Talent and Compensation Committee regularly meets with and receives analysis and information (including peer data) from Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), its independent compensation consultant. The Board and the Talent and Compensation Committee believe that director compensation should attract and retain qualified directors and compensate them for the significant time commitment and substantial contributions they are expected to make in their capacities as directors and that the compensation should align the directors’ interests with the long-term interests of the Company’s shareholders. The compensation program for the Company’s nonemployee directors is a combination of cash and equity and is assessed and reviewed relative to peers at least annually.

Directors of the Company and the Bank who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board. Additionally, directors do not receive separate compensation for serving on the Bank’s Board.

On an annual basis, the Talent and Compensation Committee selects, in conjunction with Aon, a benchmark group of publicly-traded financial institutions to use in assessing the compensation of United Community’s executives and nonemployee directors. The peer group is used by our Talent and Compensation Committee to ensure that United Community’s compensation programs offer competitive compensation potential and reflect best practices in compensation program design. See Executive Compensation: Compensation Discussion and Analysis for additional information regarding our compensation philosophy and objectives and the role of our Talent and Compensation Committee as well as our independent compensation consultant.

During the third quarter of 2023, the Talent and Compensation Committee reviewed a director compensation analysis prepared by Aon of the Company’s director compensation compared to director compensation for 2022 for the benchmark group of publicly-traded financial institutions used in assessing the compensation of United Community’s executives and nonemployee directors.

See Executive Compensation: Compensation Discussion and Analysis: 2024 Executive Compensation Process for additional information regarding the benchmark group. The Talent and Compensation Committee’s review resulted in its recommending to the Board the same compensation structure and amounts for 2024 Board compensation as had been in place for 2023. The chairs of each committee receive the member fee in addition to the fee for being the chair. The Lead Director receives the directorship fee in addition to the fee for being Lead Director. The following table summarizes the components of annual director compensation effective January 1, 2024.

Effective as of January 1, 2024
Cash Compensation - Board Membership
Directorship	$ 50,000
Lead Director	25,000
Cash Compensation - Board Committee Membership
Audit - Chair	$ 15,000
Audit - Member	10,000
Risk - Chair	12,500
Risk - Member	10,000
Nominating and Corporate Governance - Chair	10,000
Nominating and Corporate Governance - Member	7,500
Talent and Compensation - Chair	10,000
Talent and Compensation - Member	7,500
Executive - Member	7,500
Equity Compensation - Board Membership
Directorship	$ 65,000

During the third quarter of 2024, the Talent and Compensation Committee reviewed a director compensation analysis prepared by Aon of the Company’s director compensation compared to director compensation for 2023 for the benchmark group of publicly-traded financial institutions used in assessing the compensation of United Community’s executives and nonemployee directors. In this analysis, Aon and the Talent and Compensation Committee made no changes to the peer group used in its assessment of and review of director compensation performed in 2023. The Talent and Compensation Committee’s review resulted in its recommending to the Board changes to the compensation amounts for Board compensation effective September 1, 2024 to preserve the positioning of the directors’ compensation closer to the 50th percentile of the peer group. The chairs of each committee receive the member fee in addition to the fee for being the chair. The Lead Director receives the directorship fee in addition to the fee for being Lead Director. The following table summarizes the components of annual director compensation effective September 1, 2024. The increase in director equity compensation was approved to be effective for equity compensation awards granted after September 1, 2024.

Effective as of September 1, 2024
Cash Compensation - Board Membership
Directorship	$ 60,000
Lead Director	35,000
Cash Compensation - Board Committee Membership
Audit - Chair	$ 20,000
Audit - Member	12,500
Risk - Chair	20,000
Risk - Member	12,500
Nominating and Corporate Governance - Chair	15,000
Nominating and Corporate Governance - Member	8,750
Talent and Compensation - Chair	15,000
Talent and Compensation - Member	8,750
Executive - Member	8,750
Equity Compensation - Board Membership
Directorship	$ 75,000

The following table summarizes the compensation earned by or paid to each person who served as a nonemployee member of our Board of Directors during all or any part of 2024. Certain columns specified for this table by Item 402(k) of Regulation S-K have been omitted because they were not applicable.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)[3]
Jennifer M. Bazante	$ 69,166	$ 65,006	$ 134,172
George B. Bell	75,001	65,006	140,007
James P. Clements	69,166	65,006	134,172
Kenneth L. Daniels	101,668	65,006	166,674
Sally P. Davis[4]	20,000	43,349	63,349
Lance F. Drummond	91,667	65,006	156,673
John M. James	70,001	65,006	135,007
Jennifer K. Mann	80,833	65,006	145,839
Thomas A. Richlovsky	113,334	65,006	178,340
David C. Shaver	96,667	65,006	161,673
Tim R. Wallis	62,500	65,006	127,506
Amb. David H. Wilkins	64,167	65,006	129,173

[1]	The annual cash retainer fees may be deferred pursuant to United Community’s Deferred Compensation Plan. Ms. Bazante elected to defer her 2024 annual director cash compensation.
[2]	With the exception of Ms. Davis, this represents the grant date fair value of time-based restricted stock units awarded on May 15, 2024 (2,413 underlying shares valued at $26.94 per share, the price of United Community’s common stock on that date) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Ms. Davis’ award was prorated based on her appointment to the Board on September 4, 2024 and represents the grant date fair value of time-based restricted stock units awarded on September 4, 2024 (1,464 underlying shares valued at $29.61 per share, the price of United Community’s common stock on that date) computed in accordance with FASB ASC Topic 718. All director 2024 time-based restricted stock unit awards were outstanding as of December 31, 2024. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, for information regarding assumptions made in the valuation of these awards. These awards are granted annually on the date directors are elected at the annual meeting and vest the day before the following year’s annual meeting.
[3]	We also reimburse directors for certain fees and expenses incurred in connection with continuing education activities and for travel and expenses related to United Community business. On occasion, a director may be accompanied by his or her spouse on a business-related trip or flight. Any incremental cost attributable to the director’s spouse is de minimis and, accordingly, we do not allocate incremental cost to the director for his or her spouse’s use of our aircraft when accompanying the director on a business trip, and we do not pay any other expenses for the spouse’s benefit.
[4]	Ms. Davis’ 2024 director compensation was prorated based on her appointment to the Board on September 4, 2024.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders each year with an opportunity to vote, on an advisory basis, on compensation paid to our “Named Executive Officers” (“NEOs”) as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Accordingly, we are asking our shareholders to provide an advisory non-binding vote (say-on-pay vote) to approve our executive compensation as we have described it in Executive Compensation: Compensation Discussion and Analysis and in the accompanying compensation tables. At our 2024 Annual Meeting of Shareholders, over 98% of the votes cast favored the say-on-pay proposal. Our Talent and Compensation Committee believes that this result continues to evidence strong shareholder support of our executive compensation programs and thus has maintained a consistent overall approach for 2024.

Our Talent and Compensation Committee oversees our executive compensation program, structures the program, adopts changes to the program and awards compensation as appropriate to reflect United Community’s performance and promote the objectives of the program. Our compensation programs are designed to attract and retain talented, experienced and qualified individuals, to motivate and reward outstanding performance while maintaining safe and sound banking practices, to promote our strategic goals and to support long-term value creation for our shareholders.

The say-on-pay vote is advisory and will not be binding on the Board or the Talent and Compensation Committee. However, our Board and Talent and Compensation Committee value our shareholders’ views and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” OUR SAY-ON-PAY PROPOSAL (PROPOSAL 2).

Proposal 3: Advisory Vote on Frequency of Say-On-Pay Vote

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), and the related rules of the SEC, the Company is providing shareholders the opportunity to indicate, on a non-binding, advisory basis, whether future say-on-pay votes of the nature reflected in Proposal 2 of this Proxy Statement should occur every year, every two years or every three years. At the 2019 Annual Meeting of Shareholders, our shareholders indicated their preference for us to hold say-on-pay votes on an annual basis, and the Board subsequently determined that the Company would hold, and we have held, an annual say-on-pay vote.

Although the Board recommends holding a say-on-pay vote once every year, shareholders have the option to specify one of four choices for this matter: every year, every two years, every three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This say-on-pay frequency proposal is nonbinding on the Board of Directors. Although nonbinding, the Board and the Talent and Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may, in the future, decide to conduct advisory say-on-pay votes on a less frequent basis.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR (PROPOSAL 3).

Executive Officers

Each of our executive officers, as identified herein, is appointed annually by the Board and serves at the discretion of the Board.

Name (age)	Position with United Community and Employment History

H. Lynn Harton Age: 63 Officer of United Community Since 2012

Lynn Harton has served as President, Chief Executive Officer and Director since 2018. Mr. Harton served as President, Chief Operating Officer and Director from 2015 to 2018.

Prior to joining United Community in 2012, Harton was Executive Vice President and Head of Commercial Banking-South for TD Bank, N.A. Prior to that, Harton served as President and Chief Executive Officer at The South Financial Group (which was sold to TD Bank). With a career beginning in 1983, he has held various executive positions at BB&T, Union Planters Corporation and Regions Financial Corporation.

Richard W. Bradshaw Age: 63 Officer of United Community Since 2014

Richard Bradshaw serves as Chief Banking Officer of United Community as well as President of the Bank. In this role, he leads all the Bank’s diverse commercial, retail lines of business as well as the credit team. This includes overseeing the more than 200 branches across the six-state footprint.

Bradshaw brings more than 30 years of banking industry experience to his role at United Community. Prior to joining United Community in 2014, he served as the Head of U.S. SBA Programs at TD Bank, leading it to become the 8th largest SBA lender in the United States. He previously served as President at UPS Capital Business Credit in Atlanta, Georgia where he was responsible for sales and marketing for asset-based lending, equipment leasing, SBA and insurance.

Bradshaw is a retired Commander from the United States Naval Reserve Intelligence Program and served five years of active duty as a Captain in the United States Air Force.

Jefferson L. Harralson Age: 59 Officer of United Community Since 2017

Jefferson Harralson serves as Chief Financial Officer.

Harralson brings more than 25 years of financial services experience to the role. He is responsible for the Bank’s accounting, financial and reporting activities, as well as mergers and acquisitions, investor relations, treasury, capital and strategic planning, budget and stress testing.

Prior to joining United Community in 2017, Mr. Harralson served as a managing director for Keefe, Bruyette and Woods (“KBW”) where he led their small and midsized bank research team and was associate director of research.

Holly Berry Age: 51 Officer of United Community Since 2022

Holly Berry serves as Chief Human Resources Officer. In this role, she is responsible for recruiting and nurturing the talent United Community needs to be successful, while fostering a workplace culture that excites, engages, motivates, and rewards employees.

Berry brings 20 years of HR management experience to United Community, including previous leadership roles at BMW Manufacturing and Bank of America. Her industry certifications include the Senior Professional in Human Resources (SPHR) and SHRM Senior Certified Professional (SHRM-SCP) designations. Berry also earned a certification in U.S. Health Policy from Harvard University.

Name (age)	Position with United Community and Employment History

Abraham A. Cox Age: 48 Officer of United Community Since 2023

Abraham Cox serves as Chief Consumer and Small Business Banking Officer. In this role, he is responsible for Mortgage, Retail Sales, Wealth, Product Management, Retail and Small Business Credit, Navitas and Marketing.

Cox brings more than 25 years of experience in the banking industry. Prior to joining United Community, he served as Head of Mortgage Originations at Truist. He was chosen for the role in December of 2019, upon the merger of equals between BB&T Corporation and SunTrust Banks, Inc. Cox’s previous roles at Truist and its predecessor BB&T included executive and senior leadership roles in commercial, retail and mortgage banking across the Mid-Atlantic and Southeast. He began his banking career in 2000 in BB&T’s Leadership Development Program.

Melinda Davis Lux Age: 52 Officer of United Community Since 2020

Melinda Davis Lux serves as Chief Administrative Officer and General Counsel. In this role, she is responsible for the Company’s legal and governance affairs, providing guidance for significant transactional, regulatory and strategic matters and working closely with United Community’s Board of Directors and overseeing our information technology and banking operations.

Davis Lux brings more than 20 years of experience advising clients as a corporate and M&A attorney. Prior to joining United Community in 2020, Ms. Davis Lux was a partner with Womble Bond Dickinson in Greenville, South Carolina and served as a Global Board Member of Womble Bond Dickinson International. Earlier in her career, Davis Lux was a partner with the Wyche Law Firm, a corporate associate for Kilpatrick Stockton, LLP and Law Clerk to the Honorable Alexander B. Denson of the U.S. District Court in Raleigh, North Carolina.

Robert A. Edwards Age: 60 Officer of United Community Since 2015

Rob Edwards serves as Chief Risk Officer. In this role, he is responsible for oversight of credit performance, and all facets of model, operational, third-party and enterprise risk as well as compliance and loan review for United Community.

Edwards brings more than 25 years of experience in the financial services industry. Prior to joining United Community in 2015, he served as Executive Credit Officer over Credit Policy and Risk Reporting and Analytics at TD Bank N.A. He also served as the Chief Credit Officer at The South Financial Group (TSFG).

Mark Terry Age: 58 Officer of United Community Since 2016

Mark Terry serves as Chief Information Officer. In this role, Terry leads our information technology operations including all technology infrastructure, information security, data management, application support and project management.

Terry brings more than 30 years of experience in information technology. Prior to joining United Community in 2015, he served as Executive Vice President and Chief Information Officer of The Palmetto Bank, Chief Information Officer of the Forcht Group of Kentucky and System Engineer at EDS, Inc. He holds a certification as an Information Security Manager from the Information Systems Audit and Control Association and is a current member of the organization.

Executive Compensation

Compensation Discussion and Analysis

For purposes of this Proxy Statement, the term “executive officer” means the executive leadership of the Company, including our NEOs.

Our Talent and Compensation Committee strives to design our executive compensation program to serve the long-term interests of our shareholders. To deliver superior shareholder returns, we believe that it is critical to provide competitive compensation packages that will attract, retain and motivate talented and experienced executives with the requisite expertise.

Our Talent and Compensation Committee is comprised entirely of independent directors. The Talent and Compensation Committee determines and approves the compensation of our executive officers. The independent members of our Board of Directors provide input with respect to our CEO’s compensation and ratify the Talent and Compensation Committee’s determinations with respect to our CEO’s compensation.

Compensation Philosophy and Objectives

Our compensation philosophy for 2024 incorporates several elements, as follows:

Performance-Based Framework	We believe that shareholder value is enhanced over the long-term based on consistent and sound growth, and we believe that the performance-based component of our executive officers’ compensation program incents the achievement of these longer-term growth objectives. This pay-for-performance philosophy is intended to result in reduced compensation for performance below the Talent and Compensation Committee’s expectations and increased compensation for performance that exceeds expectations.

Peer-Based Approach

We incorporate a peer-based approach in our executive compensation program to align compensation with performance. Competitive compensation data from peer companies is used as a reference point for making decisions about overall executive compensation and specific compensation components. We consider the reasonable range of the median of total compensation of comparable positions within comparable peer companies, while accounting for distinct circumstances not reflected in the market data such as unique job descriptions and the impact that a particular officer may have on our ability to meet business objectives.

Peer relative performance metrics are utilized in the performance-based equity incentive awards granted to our executive officers.

Short-Term / Long-Term Balance

We balance our executive compensation program between short-term and long-term components. Considering competitive compensation data from peer companies, we set base salaries to reflect the responsibilities, experience, performance and contributions of the executive officers while maintaining an appropriate balance between base salary and incentive compensation.

Our Talent and Compensation Committee believes that granting long-term equity incentive awards to our executive officers provides a competitive incentive opportunity, links executive compensation with long-term performance and strengthens the alignment of executive compensation with shareholder value creation.

Sound Governance	We follow sound governance practices in our executive compensation program to ensure that our compensation programs and practices are consistent with safe and sound banking practices. We believe that performance objectives should be motivating and challenging while also being achievable and consistent with our safe and sound banking practices.

Double Trigger Change-in-Control Provisions	Our change-in-control continuity agreements require both a change in control and termination of employment without “cause” or for “good reason” for an executive to be entitled to severance payments. In addition, our long-term equity incentive awards for executive officers include similar double-trigger vesting provisions.

United Community Share Ownership Guidelines	We have robust share ownership guidelines for our executive officers to align the interests of our executive officers with those of our shareholders.

Compensation Clawback	Our Board has adopted policies (including one required by NYSE listing standards) relating to the clawback of incentive compensation paid to our executive officers in the event of certain restatements of our financial statements.

Compensation Risk Considerations

Performance metrics for both short-term and long-term incentives are utilized, and maximum payout potential is set for both short-term and long-term incentive opportunities reducing the risk that strategies or transactions may be executed outside the Company’s overall risk tolerance.

The Company’s Compensation Department performs a risk analysis annually on all Company incentive plans and provides this analysis to the Talent and Compensation Committee for its review.

Our executive compensation program does not allow for:

●	the gross up of compensation to cover taxes owed on compensation;

●	our directors, officers and employees to engage in short sales, trading in puts, calls and other options or derivatives with respect to our stock or hedging our stock; or

●	repricing within our equity plans without shareholder approval.

Say-on-Pay Vote from 2024 Annual Meeting of Shareholders

The Company held an advisory say-on-pay vote at its 2024 Annual Meeting of Shareholders. Shareholders approved the compensation of the NEOs, with 97.7% of shareholder votes cast (which excludes abstentions and broker nonvotes) voting in favor of the say-on-pay proposal. The Talent and Compensation Committee views this as an indication that the Company has been generally effective in implementing its compensation philosophy and objectives. Because we view this outcome as continuing to be overwhelmingly supportive of our compensation policies and practices, we do not believe that fundamental changes to the program are needed at this time. Nonetheless, because market practices and our business needs continue to evolve, we intend to continually evaluate our program and make changes when warranted.

2024 Select Business Highlights

See reconciliation of non-GAAP measures related to GAAP financial measures in United Community’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

In addition to the highlights above, during 2024, the Company:

●	Net charge offs for 2024 were $57.7 million, up $5.45 million from 2023, mostly due to $11.0 million in charge-offs related to the sale of our manufactured housing loan portfolio. We continued to experience unusually high charge-offs in loans to the long-haul trucking industry within our equipment finance business. Aside from that, net charge-offs trended down in 2024 across all most other loan categories.

●	Substantially enhanced already strong regulatory capital ratios providing a firm foundation to fuel future growth.

●	Grew core transaction deposits $337 million, or 2%.

●	Reported an efficiency ratio of 60.2%, or 57.2% on an operating basis, which is higher than our target range, primarily driven by higher deposit rates and a compressing net interest margin.

●	Reported net interest margin of 3.29%, down slightly from 2023, due to increased deposit costs.

●	Reported an increase in noninterest income of $49.3 million primarily due to 2023 losses from a bond portfolio restructuring transaction.

●	Awarded $763,265 in charitable contributions to 210 organizations in 2024 to improve the economic vitality and quality of life in the communities we serve through the United Community Bank Foundation. This includes $350,000 to support relief efforts in communities affected by hurricane Helene in western North Carolina.

●	Appointed Sally Pope Davis to serve on our Board of Directors. Davis is a highly regarded and successful investor in the banking industry for many years, co-leading one of the industry’s largest small-cap value funds during her 35-year tenure at Goldman Sachs Asset Management.

●	Completed construction of a new corporate headquarters in downtown Greenville.

●	Closed the sale of substantially all our manufactured housing loan portfolio, totaling $318.2 million. We discontinued lending in this area following the acquisition of this business through the Reliant acquisition.

●	Completed the sale of FinTrust as part of the rationalization of our wealth management business.

●	Announced the acquisition of ANB Holdings, Inc., the parent company of American National Bank, which is scheduled to close in the second quarter of 2025.

●	Transferred the listing of our common and preferred stock from the Nasdaq Stock Market LLC to the New York Stock Exchange.

●	Earned 15 Greenwich Excellence and Best Brand Awards for Middle Market and Small Business Banking.

●	Earned J.D. Power’s #1 in Customer Satisfaction with Consumer Banking in the Southeast designation for the tenth time. Also recognized by J.D. Power as Number 1 in Trust in the Southeast.

●	Received eighth consecutive award from American Banker as one of the Best Banks to Work – one of only two banks with an asset size greater than $10 billion to make the list eight years in a row.

Executive Compensation Process

Role of Independent Compensation Consultant

The Talent and Compensation Committee has engaged the services of Aon to provide independent compensation consulting services. Aon has provided compensation consulting services to the Talent and Compensation Committee since 2015.

The Talent and Compensation Committee determines the scope of Aon’s services and has approved a written agreement pursuant to which Aon provides independent advice to the Talent and Compensation Committee. The approved scope of Aon’s work generally includes performing analyses and providing independent advice related to our executive and nonemployee director compensation programs and providing competitive market studies and other services that support the Talent and Compensation Committee’s decisions, such as providing advice in areas such as compensation philosophy, compensation risk assessment, market comparator group, incentive plan design, executive compensation disclosure, emerging best practices and changes in the regulatory environment.

The Talent and Compensation Committee annually reviews the independence and performance of its compensation consultant and the consulting services provided. In evaluating the independence and performance and considering the retention of its compensation consultant, the Talent and Compensation Committee also assesses the consultant’s independence in accordance with NYSE listing standards, taking into account whether:

•	The consultant provides other services to United Community;

•	The fees paid by United Community to the compensation consultant represent an insignificant portion of the consultant’s total revenues;

•	The consultant maintains policies and procedures designed to prevent conflicts of interest between the consultant and the companies to which it provides services, as well as between its individual employees and such companies;

•	United Community or any member of the Talent and Compensation Committee have any other business or personal relationship with the consultant or its employees who provide services to the Talent and Compensation Committee;

•	The consultant, or its employees who provide services to the Talent and Compensation Committee, own any United Community securities and

•	Any executive officer of United Community has any business or personal relationship with the consultant or its employees who provide services to the Talent and Compensation Committee.

In 2024, Aon’s compensation advisory role included providing market information on executive and director compensation levels and practices, assisting in the design of executive and director compensation programs and providing input on related technical and regulatory matters.

Based upon these and other factors, the Talent and Compensation Committee concluded that the retention of Aon did not present any conflicts of interest, that Aon was independent and that such retention was appropriate.

When requested by the Talent and Compensation Committee, an Aon representative attends Talent and Compensation Committee meetings and participates in private sessions with the Talent and Compensation Committee. Talent and Compensation Committee members may consult directly with Aon from time to time as desired, and the chair of our Talent and Compensation Committee regularly consults with Aon with respect to Talent and Compensation Committee responsibilities and compensation matters.

Role of Management

Our executive leadership team develops a rolling three-year strategic plan and annual business plan. The three-year strategic plan and annual business plan are reviewed and approved by our Board. Financial performance targets used in our incentive compensation programs typically are derived from those plans.

In developing recommendations regarding the compensation for each of our executive officers, our CEO considers the following factors:

•	Scope of the executive officer’s responsibilities;

•	Value of the executive officer’s unique skills and capabilities to support our long-term performance;

•	Contributions as a member to the executive leadership team;

•	Individual performance as compared to individual objectives;

•	Company performance as compared to the Company’s three-year strategic plan and annual business plan; Company performance compared to the performance of peer group companies and

•	Peer group compensation data.

The CEO makes recommendations to the Talent and Compensation Committee regarding the compensation for each of our executive officers. Our Talent and Compensation Committee reviews and considers the recommendations of the CEO and his evaluation of the performance of our executive officers.

Our Talent and Compensation Committee determines the compensation of our CEO after assessing the performance of the CEO and the performance of the Company as compared to the Board-approved plans and peer group performance. Our Lead Director, who consults regularly with the CEO and other directors, provides input to the Talent and Compensation Committee with respect to the CEO’s performance. The Committee also consults with Aon as to the appropriateness of our CEO’s compensation and each component of compensation considering market practices, sound governance practices and trends in compensation practices in the banking industry.

Although the Talent and Compensation Committee values and solicits management’s input, it retains and exercises sole authority to make decisions regarding executive officer compensation.

2024 Executive Compensation Process

In establishing the total compensation of each of our executive officers, the Talent and Compensation Committee considers the following factors:

•	Scope of the executive officer’s responsibilities;

•	Value of the executive officer’s unique skills and capabilities to support our long-term performance;

•	Contributions as a member to the executive leadership team;

•	Individual performance as compared to individual objectives;

•	Company performance as compared to the Company’s three-year strategic plan and annual business plan;

•	Company performance compared to the performance of peer group companies and

•	Peer group compensation data.

During the third quarter of 2023, with the assistance of Aon, the Talent and Compensation Committee, selected a benchmark group of publicly-traded financial institutions and reviewed benchmarking data for the purposes of setting 2024 compensation for our executive officers. This peer group was based on institutions with comparable assets, recent asset growth, commercial loan concentrations, number of branches and location of operations. The 2023 benchmark group of publicly-traded financial institutions selected to guide 2024 compensation decisions (the “2024 Compensation Peer Group”) included:

Company Name	Ticker	City	State	Total Assets 2022Y ($000)
Ameris Bancorp	ABCB	Atlanta	GA	$ 25,053,286
Atlantic Union Bkshs Corp.	AUB	Glen Allen	VA	20,461,138
Cadence Bank	CADE	Tupelo	MS	48,653,414
Commerce Bancshares Inc.	CBSH	Kansas City	MO	31,875,931
Cullen/Frost Bankers Inc.	CFR	San Antonio	TX	52,892,376
F.N.B. Corporation	FNB	Pittsburgh	PA	43,724,973
First Financial Bancorp.	FFBC	Cincinnati	OH	17,003,316
Fulton Financial Corp.	FULT	Lancaster	PA	26,931,702
Hancock Whitney Corp	HWC	Gulfport	MS	35,183,825
Heartland Financial USA Inc.	HTLF	Denver	CO	19,334,969
Independent Bk Group Inc.	IBTX	McKinney	TX	18,258,414
Old National Bancorp	ONB	Evansville	IN	46,763,372
Pinnacle Financial Partners	PNFP	Nashville	TN	41,970,021
Prosperity Bancshares Inc.	PB	Houston	TX	37,689,829
Renasant Corp.	RNST	Tupelo	MS	16,988,176
Simmons First National Corp.	SFNC	Pine Bluff	AR	27,461,061
SouthState Corp.	SSB	Winter Haven	FL	43,918,696
Synovus Financial Corp.	SNV	Columbus	GA	59,731,378
TowneBank	TOWN	Portsmouth	VA	15,845,267
Trustmark Corp.	TRMK	Jackson	MS	18,015,478
UMB Financial Corp.	UMBF	Kansas City	MO	38,512,461
United Bankshares Inc.	UBSI	Charleston	WV	29,489,380
WesBanco Inc.	WSBC	Wheeling	WV	16,931,905

The 2023 benchmark group of publicly-traded financial institutions for purposes of setting 2024 compensation was unchanged from the 2022 benchmark group selected for purposes of setting 2023 compensation for our executive officers.

When determining compensation for our executive officers, the Talent and Compensation Committee considers the median range of total compensation and components of compensation for the comparable roles within the peer group companies. The Talent and Compensation Committee also considers the balance of cash and equity compensation and short-term and long-term compensation of comparable roles within the peer group companies.

Although the Talent and Compensation Committee does not have a policy or target for the allocation of compensation between cash and equity compensation or short-term and long-term compensation as compared to the peer group companies, the Talent and Compensation Committee considers whether total compensation and the mix of compensation of each of our executive officers is within a reasonable range of median compensation for comparable positions at the peer group companies. The Talent and Compensation Committee’s review resulted in its recommending to the Board changes in base salaries for executive officers as well as changes in targets for annual cash and long-term equity incentive compensation for some executive officers effective January 1, 2024.

Consistent with the previous year’s compensation process, during the third quarter of 2024, with the assistance of Aon, the Talent and Compensation Committee, selected a benchmark group of publicly-traded financial institutions and reviewed benchmarking data for purposes of setting 2025 compensation for our executive officers. The 2024 benchmark group of publicly-traded financial institutions for purposes of setting 2025 compensation was unchanged from the 2023 benchmark group selected for purposes of setting 2024 compensation for our executive officers. The resulting benchmarking data reflected that our positioning relative to the median range of total compensation and the mix of compensation for the comparable roles within peer group companies lagged the peer market median as compared with our positioning at the time we initially set 2024 compensation (in 2023). The Talent and Compensation Committee’s review resulted in its recommending to the Board changes in base salaries for executive officers as well as changes in targets for annual cash and long-term equity incentive compensation for some executive officers effective September 1, 2024.

2024 Executive Compensation Components

Our executive compensation program is comprised of three main components:

•	Base Salary: Provides the executive officer fixed compensation designed to recognize and reward the skill, competency, experience, and performance an executive brings to the position considering competitiveness in the markets in which we retain executive talent.

•	Annual Cash Incentive Awards: Provides the executive officer short-term performance-based compensation based on predetermined performance criteria.

•	Long-term Equity Incentive Awards: Provides the executive officer long-term time-based and performance-based compensation in the form of restricted stock units.

We also provide executive officers with limited perquisites and other personal benefits that the Company and our Talent and Compensation Committee believe are reasonable and consistent with its overall compensation program.

Our Talent and Compensation Committee has structured the Company’s annual cash incentive award program and long-term, performance-based equity incentive award program to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.

Because the Talent and Compensation Committee believes in generally aligning executive compensation with the Company’s performance, at least 50% of a NEO’s pay is typically provided in the form of at-risk, performance-based compensation. The following charts summarize the mix of our CEO’s 2024 target compensation, as well as the mix of the average target compensation for all of our other NEOs.

At Risk/Performance-Based
CEO	58%
All Other NEOs	50%

Although the 2024 executive compensation program uses the same elements and general structure as the 2023 executive compensation program, certain changes were made to base salaries and incentive potential for 2024 as described herein.

Base Salary

Base salaries are designed to recognize and reward the skill, competency, experience, and performance an executive brings to the position. Changes in base salary result primarily from comparison against peers, individual and Company performance, internal equity considerations, value to the organization, promotions and the executive’s specific responsibilities both internally and compared to market. Base salary adjustments are typically effective annually in January. In reviewing compensation in 2024 for purposes of setting 2025 compensation for our executive officers, the Talent and Compensation Committee made the decision to provide additional salary increases effective September 2024 to the executive officers to maintain more competitive compensation packages that reflect the applicable executive officer’s scope of responsibilities as well as his/her contributions to United Community’s success. The Talent and Compensation Committee did not approve additional increases to the executive officers in January 2025.

The following table summarizes base salary increases recommended by the Talent and Compensation Committee to the Board, and approved by the Board, as of the effective dates noted.

	2023 Base Salary effective January 1, 2023	2024 Base Salary effective January 1, 2024	2024 Base Salary effective September 1, 2024
H. Lynn Harton	$ 1,050,000	$ 1,081,500	$ 1,125,000
Jefferson L. Harralson	515,000	530,000	550,000
Richard W. Bradshaw	600,000	625,000	675,000
Melinda Davis Lux	450,000	475,000	550,000
Robert A. Edwards	450,000	465,000	500,000

Annual Cash Incentive Awards

The Talent and Compensation Committee believes that a significant portion of executive compensation should be linked directly to the achievement of specified financial and nonfinancial objectives. Our Management Incentive Plan is a pay-for-performance plan that governs the amount of cash incentive compensation we award annually to our executive officers. Under the Management Incentive Plan, the Talent and Compensation Committee determines eligibility, the threshold, target and maximum payout potential and the corporate performance criteria and qualitative measures used to determine awards. Those measures are generally based on annual corporate and financial performance goals established at threshold, target and maximum levels based on our strategic and operating objectives. At the end of each year, the actual performance for each of the criteria is measured separately against target level. Corporate performance that meets the target level results in a 100% payout. Awards are prorated for actual performance results between levels (e.g., between threshold, target and maximum). The Talent and Compensation Committee has discretion to modify awards under the Management Incentive Plan.

In order to qualify for an annual cash incentive award, individual performance must also meet expectations of the CEO, the Talent and Compensation Committee and the Board. The CEO evaluates and reports to the Talent and Compensation Committee on the performance of each of the other executive officers, which includes our NEOs, in each case versus previously established goals. The Talent and Compensation Committee also has input into each of our executive officer’s performance evaluations. The Talent and Compensation Committee evaluates the performance of the CEO primarily based on Company performance relative to the strategic plan and annual business plan.

The Talent and Compensation Committee set and approved the following six performance criteria as well as the assigned weight for each criterion, the threshold, target and maximum performance level for each criterion relative to 2024 annual cash incentive awards. The performance criteria, the assigned weight for each criterion, and the threshold, target and maximum performance payout potential for each criterion relative to 2024 annual cash incentive awards and performance period were unchanged from those of the 2023 annual cash incentive awards.

		50%	100%	150%
Performance Criteria	Overall Weight	Threshold	Target	Maximum
Pre-Tax Pre-Provision Earnings per Share	20.0%	$ 3.10	$ 3.44	$ 3.72
Operating Earnings per Share	15.0	$ 1.95	$ 2.17	$ 2.34
Net Charge-Offs / Average Loans	15.0	0.34%	0.28%	0.21%
NPAs / Total Assets[1]	15.0	25th Percentile	50th Percentile	75th Percentile
Operating Efficiency Ratio	20.0	59.90%	56.90%	54.50% %
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50% %
1 NPAs / Total Assets metric excludes restructured loans.

The following table summarizes each NEO’s 2024 annual cash incentive award payout potential as approved by the Talent and Compensation Committee, under the Management Incentive Plan.

Name	Threshold Payout Potential (as % of Base Salary)	Threshold Payout Potential	Target Payout Potential (as % of Base Salary)	Target Payout Potential	Maximum Payout Potential (as % of Base Salary)	Maximum Payout Potential
H. Lynn Harton	62.5%	$ 703,125	125.0%	$ 1,406,250	187.5%	$ 2,109,375
Jefferson L. Harralson	40.0	220,000	80.0	440,000	120.0	660,000
Richard W. Bradshaw	50.0	337,500	100.0	675,000	150.0	1,012,500
Melinda Davis Lux	40.0	220,000	80.0	440,000	120.0	660,000
Robert A. Edwards	30.0	150,000	60.0	300,000	90.0	450,000

Award payouts for performance within threshold, target and maximum payout levels are interpolated. Awards payouts are subject to forfeiture if the applicable minimum performance thresholds are not achieved.

As a result of applicable 2024 performance, the Talent and Compensation Committee determined that a 2024 annual cash incentive award payout of 109.88% of target was achieved as calculated below:

		50%	100%	150%
Performance Criteria	Overall Weight	Threshold	Target	Maximum	2024 Actual	2024 Result
Pre-Tax Pre-Provision Earnings per Share	20.0%	$ 3.10	$ 3.44	$ 3.72	$ 3.43	19.71%
Operating Earnings per Share	15.0	$ 1.95	$ 2.17	$ 2.34	$ 2.30[2]	20.73
Net Charge-Offs / Average Loans	15.0	0.34%	0.28%	0.21%	0.27%	16.07
NPAs / Total Assets[1]	15.0	25th Percentile	50th Percentile	75th Percentile	39th Percentile	11.70
Operating Efficiency Ratio	20.0	59.90%	56.90%	54.50%	57.15[2] %	19.17
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50%	98.69%	22.50

						109.88%

[1]	NPAs / Total Assets metric excludes restructured loans.
[2]	Both our operating earnings per share and operating efficiency ratio exclude merger-related and other charges. See reconciliation of non-GAAP measures related to GAAP financial measures in United Community’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

The following table summarizes each NEO’s 2024 annual cash incentive award payout potential and actual payout based on the Talent and Compensation Committee’s approval of a 2024 annual cash incentive award payout of 109.88% of target.

Name	Target Payout Potential (as % of Base Salary)	Target Payout Potential	2024 Actual Payout (109.88% of Target)	2024 Actual Payout (as % of Base Salary)
H. Lynn Harton	125.0%	$ 1,406,250	$ 1,545,177	137.3%
Jefferson L. Harralson	80.0	440,000	483,469	87.9
Richard W. Bradshaw	100.0	675,000	741,685	109.9
Melinda Davis Lux	80.0	440,000	483,469	87.9
Robert A. Edwards	60.0	300,000	329,638	65.9

Long-Term Equity Incentive Awards

The Talent and Compensation Committee believes that long-term equity incentive plan structure provides a competitive incentive opportunity for our executive leadership, strengthens the alignment of executive pay with shareholder value creation and creates an additional link between pay and our performance (specifically, our return on average assets and total shareholder return), while maintaining the focus on Company soundness. Additionally, the Talent and Compensation Committee believes that the long-term equity incentive plan structure provides a less volatile incentive aspect through the use of time-based long-term equity incentive awards.

For 2024 long-term equity incentive awards, the Talent and Compensation Committee utilized a plan design consistent with the plan design utilized in 2023. Each NEO’s long-term equity incentive award includes a time-based component that comprises 40% of the total long-term equity incentive award at target performance and a performance-based component that comprised 60% of the total long-term equity incentive award at target performance.

The Talent and Compensation Committee believes that the time-based component provides balance to the long-term equity incentive plan design and reduces volatility. Annual time-based equity incentive awards vest, if at all, in four equal installments with 25% vesting on February 15 following each of the four years following grant assuming the executives remain employed with us, subject to certain exceptions. Time-based equity incentive awards granted in January 2024 vested/will vest on February 15, 2025, February 15, 2026, February 15, 2027 and February 15, 2028.

Performance-based equity incentive awards granted in January 2024 incorporate four 1-year performance periods with peer relative performance criteria. The performance criteria for the 2024 awards were unchanged from those utilized in 2023 and consist of average return on average assets for each of the four 1-year performance periods which is evaluated on a relative basis with the other members of the Company’s peer group utilized for purposes of setting the NEOs’ compensation for 2024. The Company’s return on average assets performance at the 50th percentile as compared with peers results in target level award achievement. Maximum performance is achieved at performance levels that equate to performance at the 75th percentile. Minimum performance is achieved at performance levels that equate to performance at the 25th percentile. Award payouts for performance within threshold, target and maximum payout levels are interpolated. Awards payouts are subject to forfeiture if the applicable minimum performance thresholds are not achieved.

The maximum payout potential under the performance-based component of the 2024 equity incentive awards remained at 150% of the targeted amount of performance-based equity incentive awards granted (before giving effect to the TSR modifier for each of the NEOs). The TSR modifier results in the potential for the earned performance to be increased or decreased by a multiple up to 25% based on the Company’s common stock price performance for a one-year period compared to the TSRs of the 2024 Compensation Peer Group.

Performance-based equity incentive awards earned are subject to verification by the Talent and Compensation Committee.

In setting the total targeted dollar value of the long-term equity incentive awards to each of the NEOs in 2024, the Talent and Compensation Committee considered competitive market data from a peer compensation analysis provided by Aon. Additionally, the Talent and Compensation Committee considered the level of Company performance required to earn the awards, individual performance, potential future contributions to the Company’s business, internal equity and, in certain cases, management’s recommendations.

The following table summarizes each NEO’s 2024 long-term equity incentive award target and maximum potential as of the grant date, as approved by the Talent and Compensation Committee, under the 2022 Omnibus Equity Plan.

		Time -Based (40%)	Performance-Based (60%)		Total (100%)
Name	Target (as % of Base Salary)	Target Vesting Potential	Target Vesting Potential	Maximum Vesting Potential	Target Vesting Potential	Maximum Vesting Potential
H. Lynn Harton	200%	$ 865,208	$ 1,284,750	$ 2,408,906	$ 2,149,958	$ 3,274,114
Jefferson L. Harralson	100	212,012	314,793	590,243	526,805	802,255
Richard W. Bradshaw	100	250,012	371,236	696,078	621,248	946,090
Melinda Davis Lux	100	190,000	282,160	529,060	472,160	719,060
Robert A. Edwards	75	139,495	207,159	388,423	346,654	527,918

Perquisites and Other Compensation

We provide executive officers with perquisites and other personal benefits that the Company and our Talent and Compensation Committee believe are reasonable and consistent with its overall compensation program. These perquisites include limited access to our corporate aircraft for personal use (though reimbursement is required for certain costs related to such usage), car allowances and payment of club dues for certain of our executive officers. Annually, our Talent and Compensation Committee reviews the levels and appropriateness of perquisites and other personal benefits provided to executive officers. The Talent and Compensation Committee believes that the perquisites and other personal benefits further the goals of the Company and are not material with respect to the overall compensation of our executive officers.

Retirement and Other Benefits

401(k) Plan

Our employees, including our executive officers, are eligible to participate in our 401(k) Plan for which we provide matching contributions. Our matching contributions currently are 100% of employee deferrals up to 5% of eligible compensation.

Deferred Compensation Plan

Select members of senior management and certain other highly compensated employees, including our executive officers, are eligible to participate in our nonqualified Deferred Compensation Plan (“DCP”). Pursuant to the DCP, eligible employees can defer certain compensation on a pre-tax basis. The DCP provides for the deferral of up to 75% of annual base salary and up to 100% of annual cash incentive award payouts or equity incentive awards and other specified benefits to certain key employees. The DCP also allows for employer matching contributions for employee contributions that would have been paid under our tax-qualified 401(k) plan if such matching contributions would otherwise exceed the maximum allowable amounts under the 401(k) Plan. In addition, the DCP provides for the deferral of up to 100% of director fees for service by a nonemployee director on our Board and for service by select nonemployee directors on our community bank boards.

Participants are 100% vested in their DCP contributions including earnings or losses thereon. Company contributions, including earnings and losses thereon, vest based upon years of service (one-third for each year in excess of one year of service). Participants who have three or more years of service are 100% vested in Company contributions unless the Talent and Compensation Committee, at the time such Company contribution is made, specifically provides that only years of service earned after that date are to be counted for vesting purposes with respect to such Employer Contribution.

When a participant retires or becomes disabled, we will pay the participant his or her vested benefits as elected by the participant, generally in a lump sum or in annual installments over a period of up to ten years. A participant may also elect to receive scheduled in-service distributions of his or her deferral account during employment in a lump sum or in annual installments over a period of up to five years. All distributions are taxable to the participants.

See Nonqualified Deferred Compensation for additional information about benefits provided to the NEOs under the DCP.

Modified Retirement Plan

Our Modified Retirement Plan provides annual benefits (paid monthly) that are generally paid at normal retirement in the form of a 100% survivor annuity and are calculated based on a participant’s seniority and position. Annual target benefits for our NEOs range between 15% and 20% of his/her 2024 base salary. Normal retirement is defined under the Modified Retirement Plan as attainment of age 65 and completion of at least five years of service.

Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United Community who is not already a participant nor will it enhance existing benefits for any current participants.

See Pension Benefits for additional information about benefits provided to the NEOs under the Modified Retirement Plan.

Employment and Related Agreements

Each of our NEOs is a party to a change-in-control continuity agreement (“Change-in-Control Continuity Agreement”), which provides severance payments and benefits to key executives the Talent and Compensation Committee determined to be most likely to be affected by a change in control in the Company. We then entered into a Change-in-Control Continuity Agreement with each of our NEOs.

In addition, to ensure the continued services and commitment of H. Lynn Harton, our CEO, the Talent and Compensation Committee approved, and we entered into, an employment agreement with Mr. Harton (the “Harton Employment Agreement”). Upon a change in control of the Company, Mr. Harton’s Change-in-Control Continuity Agreement will supersede the Harton Employment Agreement.

On February 10, 2025, to ensure the continued services and commitment of Richard W. Bradshaw, our Chief Banking Officer, the Talent and Compensation Committee approved, and we entered into, an employment agreement with Mr. Bradshaw (the “Bradshaw Employment Agreement”). Upon a change in control of the Company, Mr. Bradshaw’s Change-in-Control Continuity Agreement will supersede the Bradshaw Employment Agreement.

These agreements promote executive continuity, aid in retention, and, in return for granting the NEOs certain severance and other rights upon a termination of employment, secure valuable protections for the Company, including noncompete, nonsolicitation and confidentiality obligations. We believe that reasonable severance benefits are appropriate to protect the NEOs against circumstances over which they do not have control and as consideration for the promises of nondisclosure, noncompetition, nonsolicitation and noninterference. A change in control, by itself (“single trigger”), does not trigger any severance provision applicable to our NEOs under the agreements.

Change-in-Control Continuity Agreements

Each Change-in-Control Continuity Agreement provides for an initial three-year term that will renew automatically for an additional year commencing on the first anniversary of the effective date and each annual anniversary thereafter unless notice of nonrenewal is provided. The payments and benefits provided under the Change-in-Control Continuity Agreements are “double trigger” and are not payable upon a termination of a NEO’s employment for “cause” or a resignation by a NEO without “good reason” or any termination of a NEO’s employment prior to a change in control of the Company. Defined terms referenced in this description of the Change-in-Control Continuity Agreements have the meanings given to them in those agreements.

The severance protections under the Change-in-Control Continuity Agreements become effective on a change in control of the Company and remain in effect for a two-year period (the “Protected Period”) thereafter. During the Protected Period, the NEO generally would be entitled to compensation and benefits consistent with those applicable during the twelve-month period before the change in control. If, during the Protected Period, the NEO’s employment is terminated by the Company without “cause” (other than by reason of his or her death or disability) or the NEO terminates his or her employment with “good reason,” the NEO would be entitled to receive the following amounts and benefits, subject to the NEO’s execution and nonrevocation of a release of claims against the Company and its affiliates:

•	An amount equal to (a) the “severance multiple” (three (3) for Mr. Harton and two (2) for all other NEOs) (the “Severance Multiple”) multiplied by (b) the sum of: (1) the NEO’s annual base salary then in effect; and (2) the average annual bonus in respect of the three years before the change in control (or, if higher, the applicable target annual bonus opportunity then in effect);

•	A pro rata bonus amount for the year in which the date of termination occurs based on the NEO’s target annual bonus opportunity, or if higher, the annual bonus earned based on the level of performance determined in connection with the change in control or thereafter for such year (the “Prorated Bonus”);

•	An amount equal to (a) the Severance Multiple, multiplied by (b) the employer contributions under our qualified and nonqualified defined contribution plans, assuming the NEO is fully vested and his or her compensation is that applicable under the Change-in-Control Continuity Agreement;

•	An amount equal to (a) the number of months corresponding to the Severance Multiple (36 for Mr. Harton and 24 for each other NEO) multiplied by (b) the sum of the monthly Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium for our group health care plans and the monthly premium for life insurance coverage on a conversion basis, based on the plans and at the levels of coverage applicable to the NEO before the date of termination, or if more favorable, the change in control;

•	An amount equal to the Severance Multiple multiplied by the sum of annual club dues and car allowance, if any, provided to the NEO before the change in control or thereafter; and

•	Outplacement services at a cost of up to 10% of the NEO’s base salary.

If the NEO’s employment is terminated during the Protected Period due to death or disability, the NEO would not be entitled to the benefits described above but would instead be entitled to receive the Prorated Bonus and death or disability benefits, as applicable, equal to those provided before the change in control (or, if more favorable, in effect on the date of death or disability). The payments and benefits under the Change-in-Control Continuity Agreements will be reduced to the extent that they would be subject to an excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, unless the NEO would be better off on an after-tax basis receiving all such payments and benefits and paying his or her own excise tax. The Change-in-Control Continuity Agreements do not provide for an excise tax gross up.

The Change-in-Control Continuity Agreements contain restrictive covenants that provide for (a) perpetual confidentiality and (b) restrictions on interfering with our customers and employees and competing with our business, in each case while employed and for one year thereafter. Following a change in control, the covenants in the Change-in-Control Continuity Agreements will be the sole covenants applicable to a NEO and, with respect to any equity award agreements between the Company and the NEO, the restrictive covenants provided under the Change-in-Control Continuity Agreements will replace and supersede the restrictive covenants in any equity award agreements.

Harton Employment Agreement

Under the terms of the Harton Employment Agreement, Mr. Harton will continue to serve as our CEO, President, and Chairman of the Board as well as CEO and Chairman of the Board of the Bank. The Harton Employment Agreement has a three-year term that began February 14, 2023 and extends automatically for an additional year commencing on the first anniversary of the effective date and each annual anniversary thereafter so as to terminate three years from such extension date, unless notice of nonrenewal is provided. As previously noted, Mr. Harton’s Change-in-Control Continuity Agreement will supersede the Harton Employment Agreement upon a change in control of the Company.

Under the terms of the Harton Employment Agreement, Mr. Harton’s base salary shall not be less than $1,050,000, his annual cash incentive opportunity at target shall be not less than 100% of base salary (the “Target Incentive Award Opportunity”) and his annual long-term equity incentive award opportunity shall have a grant date fair value of not less than 200% of base salary, with the annual cash incentive award and long-term equity incentive awards to be determined by the Talent and Compensation Committee pursuant to the terms of the applicable plans and on a basis and with terms consistent with those of our other executive officers. Mr. Harton’s future long-term equity incentive awards will include vesting or continued vesting provisions that would apply upon his retirement on or after age 67. Upon a termination of Mr. Harton’s employment without “cause” (other than by reason of his death or disability) or by Mr. Harton for “good reason” (as such terms are defined in the Harton Employment Agreement), Mr. Harton would be entitled to receive the following amounts and benefits, subject to his execution and nonrevocation of a release of claims against the Company and its affiliates:

•	A pro rata annual cash incentive award for the year in which the termination occurs based on the level of achievement of the applicable performance goals (the “Pro Rata Cash Incentive”);

•	An amount equal to 2.5 multiplied by the sum of Mr. Harton’s base salary and Target Incentive Award Opportunity; and

•	An amount equal to 30 multiplied by the sum of the monthly COBRA premium for the group health care plans based on the coverage applicable to Mr. Harton before the date of termination (the “Health Benefits”).

If Mr. Harton’s employment is terminated due to death or disability, Mr. Harton (or his estate) would be entitled to receive the Pro Rata Cash Incentive, plus, in the case of disability only, the Health Benefits.

The Harton Employment Agreement contains restrictive covenants which provide for (a) perpetual confidentiality and mutual nondisparagement; (b) restrictions on interfering with our customers while employed and for one year thereafter; (c) restrictions on interfering with our employees while employed and for two years thereafter and (d) restrictions on competing with our business while employed and for one year thereafter.

Bradshaw Employment Agreement

Under the terms of the Bradshaw Employment Agreement, Mr. Bradshaw will continue to serve as our Chief Banking Officer as well as President and Chief Banking Officer of the Bank. The Bradshaw Employment Agreement has a one-year term that began February 10, 2025 and extends automatically for an additional year commencing on the first anniversary of the effective date and each annual anniversary thereafter, unless notice of nonrenewal is provided. As previously noted, Mr. Bradshaw’s Change-in-Control Continuity Agreement will supersede the Bradshaw Employment Agreement upon a change in control of the Company.

Under the terms of the Bradshaw Employment Agreement, Mr. Bradshaw’s base salary shall be no less than, $675,000, his annual cash incentive opportunity at target is not less than 100% of base salary (the “Target Incentive Award Opportunity”), and his annual long-term equity incentive award opportunity will have a grant date fair value of not less than 125% of base salary, with the annual cash incentive award and long-term equity incentive awards to be determined by the Talent and Compensation Committee pursuant to the terms of the applicable plans and on a basis and with terms consistent with those of our other executive officers. Mr. Bradshaw’s future long-term equity incentive awards will include vesting or continued vesting provisions that would apply upon his retirement on or after age 67.

Upon a termination of Mr. Bradshaw’s employment without “cause” (other than by reason of his death or disability) or by Mr. Bradshaw for “good reason” (as such terms are defined in the Bradshaw Employment Agreement), Mr. Bradshaw would be entitled to receive the following amounts and benefits, subject to his execution and nonrevocation of a release of claims against the Company and its affiliates:

•	A pro rata annual cash incentive award for the year in which the termination occurs based on the level of achievement of the applicable performance goals (the “Pro Rata Cash Incentive”);

•	An amount equal to 1.5 multiplied by the sum of Mr. Bradshaw’s base salary and Target Incentive Award Opportunity; and

•	An amount equal to 18 multiplied by the sum of the monthly COBRA premium for the group health care plans based on the coverage applicable to Mr. Bradshaw before the date of termination (the “Health Benefits”).

If Mr. Bradshaw’s employment is terminated due to death or disability, Mr. Bradshaw (or his estate) would be entitled to receive the Pro Rata Cash Incentive, plus, in the case of disability only, the Health Benefits.

The Bradshaw Employment Agreement contains restrictive covenants which provide for (a) perpetual confidentiality and mutual nondisparagement; (b) restrictions on interfering with our customers while employed and for one year thereafter; (c) restrictions on interfering with our employees while employed and for two years thereafter and (d) restrictions on competing with our business while employed and for one year thereafter.

The Talent and Compensation Committee believes that the terms of the Change-in-Control Continuity Agreements and the Harton and Bradshaw Employment Agreements are standard for a financial institution in the markets in which we operate.

Clawback Policy

As part of our Corporate Governance Guidelines, United Community has a bonus recoupment policy that allows the Board to clawback compensation paid or awarded to an executive officer or employee in the event of a material restatement of our financial results, including the right to clawback cash and equity incentive awards. Consideration will be given to the circumstances that caused the restatement, issues of accountability for those who bore responsibility for the events, and whether anyone responsible engaged in misconduct, which includes violation of United Community’s Code of Conduct or policies or any act or failure to act that could reasonably be expected to cause financial or reputational harm to United Community.

Our Talent and Compensation Committee also has adopted a Compensation Recovery Policy to supplement the bonus recoupment policy consistent with final SEC rules that implemented Section 954 of the Dodd-Frank Act. The Compensation Recovery Policy requires United Community to recover erroneously awarded compensation to its executive officers to the extent required by section 10D of the Securities Exchange Act of 1934, as amended, and NYSE Listing Company Manual Sections 303A.14.

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of our shareholders, our Board adopted a policy with guidance for each executive officer to acquire and maintain minimum ownership of United Community common stock within five years of becoming an executive officer. This policy provides minimum ownership guidelines for our CEO with a value of at least three (3) times annual base salary and for all other executive officers of at least two (2) times annual base salary.

The Talent and Compensation Committee of the Board regularly monitors NEO and other executive officer stock ownership as compared to the stock ownership guidelines.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the U.S. federal income tax deduction that United Community is entitled to for compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other highly compensated executive officers (including, among others, our next three other most highly compensated executive officers as of the end of the calendar year); the maximum U.S. federal income tax deduction that United Community may receive for annual compensation paid to any officer covered by Code Section 162(m) is $1,000,000 per officer. To the extent that the aggregate amount of any covered officer’s salary, bonus, amounts realized from option exercises and vesting of restricted stock units or other equity awards and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000 in any year, we are not entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year. Although the Talent and Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, it continues to view the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy. Accordingly, the Talent and Compensation Committee reserves the right to approve compensation that may not be deductible in situations it deems appropriate.

Talent and Compensation Committee Report

The Talent and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Talent and Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

This report has been furnished by the Talent and Compensation Committee of the Board of Directors:

Jennifer K. Mann, Chair
Jennifer M. Bazante James P. Clements David C. Shaver Tim R. Wallis

The above Talent and Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United Community filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent United Community specifically incorporates this report by reference therein.

46

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs during the past three years. Certain columns specified for this table by Item 402(c) of Regulation S-K have been omitted because they were not applicable.

Name and Principal Position[1]	Year	Salary ($)[2]	Stock Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
H. Lynn Harton President & Chief Executive Officer	2024	$ 1,103,250	$ 2,149,958	$ 1,545,177	$ -	$ 120,863	$ 4,919,248
	2023	1,050,000	2,091,698	486,000	34,711	78,061	3,740,470
	2022	1,000,000	-	1,450,500	-	87,880	2,538,380
Jefferson L. Harralson Executive Vice President Chief Financial Officer	2024	540,000	526,805	483,469	47,414	57,692	1,655,380
	2023	515,000	512,964	178,778	103,304	61,243	1,371,289
	2022	515,000	-	485,555	-	48,146	1,048,701
Richard W. Bradshaw Executive Vice President Chief Banking Officer	2024	650,000	621,248	741,685	66,775	69,175	2,148,883
	2023	600,000	597,623	208,286	143,094	54,659	1,603,662
	2022	525,000	-	494,983	-	46,722	1,066,705
Melinda Davis Lux Executive Vice President Chief Administrative Officer & General Counsel	2024	512,500	472,160	483,469	-[7]	39,844	1,507,973
	2023	450,000	336,169	124,972	-[7]	35,474	946,615
	2022	400,000	-	319,110	-[7]	23,917	743,027
Robert A. Edwards Executive Vice President Chief Risk Officer	2024	482,500	346,654	329,638	42,678	35,760	1,237,230
	2023	450,000	336,169	124,972	109,927	34,806	1,055,874
	2022	425,000	-	369,878	-	34,322	829,200

[1]	Reflects current principal positions.
[2]	Includes any amounts voluntarily deferred under our Deferred Compensation Plan. See Nonqualified Deferred Compensation.
[3]	The amounts reported represent the aggregate grant date fair value of restricted stock units awarded in each fiscal year for which compensation is required to be reported in the table for each NEO, in each case computed in accordance with FASB ASC Topic 718. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, for a discussion of valuation assumptions. The PRSUs awarded in each fiscal year for which compensation is required to be reported in the table for each NEO are subject to performance conditions, and the reported value at the grant date is based upon the probable outcome of such conditions on such date. The values of the stock awards at the grant date assuming that the highest level of performance conditions will be achieved related to performance-based awards are as follows for each fiscal year required to be reported for each applicable NEO:

Year	H. Lynn Harton ($)	Jefferson L. Harralson ($)	Richard W. Bradshaw ($)	Melinda Davis Lux ($)	Robert A. Edwards ($)
2024	$ 3,274,114	$ 802,255	$ 946,090	$ 719,060	$ 527,918
2023	3,370,662	826,617	963,046	541,729	541,729
2022	-	-	-	-	-

In 2022, in an effort to better align the timing of the grants of annual long-term equity incentive awards to our executive officers with annual compensation discussions, we changed the timing of those grants from September (as had generally been the case historically) to January. As a result, no long-term equity incentive awards were granted to executive officers in calendar year 2022.

[4]	Represents amount awarded under our Management Incentive Plan. See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Annual Cash Incentive Awards for additional information regarding amounts earned in 2024.

[5]	Represents the change in the actuarial present value of the NEO’s accumulated benefits under the Modified Retirement Plan. For this purpose, in accordance with SEC rules, the present value was determined assuming no preretirement death, disability or termination and that benefits commence at the later of current age or the earliest age at which unreduced benefits are available. Other assumptions are those applicable for valuing pension benefits for purposes of our financial statements, including a discount rate of 5.60% and postretirement mortality rates based on aggregate 2012 base rates from the PRI-2012 mortality study, with white collar adjustment projected generationally using Scale MP-2021. See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Retirement and Other Benefits and Pension Benefits for additional information. The following negative 2024 amounts are excluded from being reported in this column: Harton ($261,384). The following negative 2022 amounts are excluded from being reported in this column: Harton ($1,118,870); Harralson ($66,247); Bradshaw ($121,510) and Edwards ($111,043). The 2024 change in actuarial present value reflects an additional year of service rendered by participants, age increases reflecting that each participant is one year closer to retirement and changes in key actuarial assumptions, principally, discount rate assumptions and mortality assumptions. Our Deferred Compensation Plan does not credit above-market or preferential earnings.

[6]	The following table summarizes the amount reported in the All Other Compensation column for 2024.

Name	Auto Allowance ($)	Club Membership Dues ($)	Employer Contributions to the Deferred Compensation Plan ($)	Employer Contributions to the 401(k) Plan ($)	Total ($)
H. Lynn Harton	$ 15,000	$ 51,154	$ 37,459	$ 17,250	$ 120,863
Jefferson L. Harralson	15,000	15,900	9,542	17,250	57,692
Richard W. Bradshaw	15,000	22,196	14,729	17,250	69,175
Melinda Davis Lux	15,000	-	7,594	17,250	39,844
Robert A. Edwards	12,000	-	6,510	17,250	35,760

On occasion, a NEO may be accompanied by his or her spouse on a business-related flight. Any incremental cost attributable to the executive’s spouse is de minimis and, accordingly, we do not allocate any incremental cost to the NEO for his or her spouse’s use of our aircraft when accompanying his/her spouse on a business trip, and we do not pay any other expenses for the spouse’s benefit.
[7]	Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United Community who was not already a participant. As a result, Ms. Davis Lux was not offered participation in the Modified Retirement Plan upon employment.

47

Grant of Plan-Based Awards

The following table summarizes each NEO’s 2024 cash incentive opportunity under Estimated Future Payouts Under Cash Incentive Plan Awards. Actual annual cash incentives earned in 2024 are shown in the Summary Compensation Table. See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Annual Cash Incentive Awards for additional information.

The following table also summarizes each NEO’s equity incentives granted during 2024. Awards summarized under Estimated Future Payouts Under Equity Incentive Plan Awards include the threshold, target and maximum number of performance-based restricted stock units (“PRSUs”) which could be earned by each NEO based upon the level of achievement of the applicable performance criteria. The awards listed under All Other Stock Awards include time-based restricted stock units (“TRSUs”) that vest over time based upon the applicable NEO’s continued employment with United Community. See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information. Certain columns specified for this table by Item 402(d) of Regulation S-K have been omitted because they were not applicable.

		Estimated Future Payouts Under Cash Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)[2]	Awards ($)[3]
H. Lynn Harton		$ 703,125	$ 1,406,250	$ 2,109,375
	1/4/2024				16,875	45,000	84,375		$ 1,284,750
	1/4/2024							30,305	865,208
Jefferson L. Harralson		220,000	440,000	660,000
	1/4/2024				4,135	11,026	20,674		314,793
	1/4/2024							7,426	212,012
Richard W. Bradshaw		337,500	675,000	1,012,500
	1/4/2024				4,876	13,003	24,381		371,236
	1/4/2024							8,757	250,012
Melinda Davis Lux		220,000	440,000	660,000
	1/4/2024				3,706	9,883	18,531		282,160
	1/4/2024							6,655	190,000
Robert A. Edwards		150,000	300,000	450,000
	1/4/2024				2,721	7,256	13,605		207,159
	1/4/2024							4,886	139,495

[1]	Represents the awards of PRSUs that are subject to the achievement of performance conditions in four equal installments with 25% vesting on February 15 of each of the following years: 2025, 2026, 2027 and 2028 based on achievement of the prior year’s performance.
[2]	Represents the number of TRSUs that will vest in four equal installments with 25% vesting on February 15 of each of the following years: 2025, 2026, 2027 and 2028, assuming the executives remain employed with us, subject to certain exceptions.
[3]	This amount represents the aggregate grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of the PRSUs that were issued on January 4, 2024 was estimated at the target performance level. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, for a discussion of valuation assumptions.

48

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each NEO, the number and value of unvested restricted stock unit awards as of December 31, 2024. No NEOs had any stock options exercisable or unexercisable as of December 31, 2024. See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information regarding our equity awards. Certain columns specified for this table by Item 402(f) of Regulation S-K have been omitted because they were not applicable.

		Stock Awards
					Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)1	Number of Unearned Shares, Units or Other Rights that have not Vested (#)2		Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)1
H. Lynn Harton	9/1/2020	4,626	[3]	$ 149,466	-		$ -
	9/1/2021	5,243	[4]	169,401	5,308	[6]	171,501
	1/5/2023	20,090	[5]	649,108	21,900	[6]	707,589
	1/4/2024	36,397	[5]	1,175,987	33,750	[6]	1,090,463
Jefferson L. Harralson	9/1/2020	1,755	[3]	56,704	-		-
	9/1/2021	1,706	[4]	55,121	1,727	[6]	55,799
	1/5/2023	4,926	[5]	159,159	5,370	[6]	173,505
	1/4/2024	8,919	[5]	288,173	8,269	[6]	267,171
Richard W. Bradshaw	9/1/2020	1,379	[3]	44,555	-		-
	9/1/2021	1,706	[4]	55,121	1,727	[6]	55,799
	1/5/2023	5,740	[5]	185,459	6,257	[6]	202,164
	1/4/2024	10,517	[5]	339,804	9,752	[6]	315,087
Melinda Davis Lux	9/1/2020	1,164	[3]	37,609	-		-
	9/1/2021	1,405	[4]	45,396	1,422	[6]	45,945
	1/5/2023	3,228	[5]	104,297	3,520	[6]	113,731
	1/4/2024	7,993	[5]	258,254	7,412	[6]	239,482
Robert A. Edwards	9/1/2020	1,379	[3]	44,555	-		-
	9/1/2021	1,606	[4]	51,890	1,625	[6]	52,504
	1/5/2023	3,228	[5]	104,297	3,520	[6]	113,731
	1/4/2024	5,868	[5]	189,595	5,442	[6]	175,831

[1]	Computed by multiplying the number of units by the closing market price of one share of our common stock on December 31, 2024 as reported by the New York Stock Exchange.

[2]	Represents PRSUs that are subject to the achievement of pre-established performance targets and the NEO’s continued service through the vesting date. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited.

[3]	Includes the unvested portion of PRSUs relative to the 2024 performance period which were earned as of December 31, 2024 and vested on February 15, 2025. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2024 performance period, PRSUs were earned (and are included) at 0.62x the number of units granted.

[4]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code) as well as a portion of the PRSUs relative to the 2024 performance period which were earned as of December 31, 2024 and vested on February 15, 2025. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2024 performance period, PRSUs were earned (and are included) at 0.56x the number of units granted.

[5]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date as well as a portion of the PRSUs relative to the 2024 performance period which were earned as of December 31, 2024 and vested on February 15, 2025. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2024 performance period, PRSUs were earned (and are included) at 0.54x the number of units granted.

[6]	Includes a portion of PRSUs relative to future performance periods which were unearned as of December 31, 2024. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. The number of PRSUs reported in this column assumes achievement at the target level (1.0x the number of units granted) for the performance criteria.

49

Stock Vested

The following table sets forth the value realized upon the vesting and settlement of restricted stock units for the NEOs during 2024. Certain columns specified for this table by Item 402(g) of Regulation S-K have been omitted because they were not applicable.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
H. Lynn Harton	22,605	$ 635,651
Jefferson L. Harralson	6,378	177,983
Richard W. Bradshaw[2]	6,748	189,999
Melinda Davis Lux[3]	5,453	151,965
Robert A. Edwards	5,238	148,197

[1]	Represents the value realized by multiplying the number of restricted stock unit awards vesting by the closing price of United Community’s common stock on the date of vesting.

[2]	Mr. Bradshaw elected to defer 1,433 shares acquired on vesting with a realized value on vesting of $41,924.

[3]	Ms. Davis Lux elected to defer 2,112 shares acquired on vesting with a realized value on vesting of $59,064.

Pension Benefits

The following table presents select retirement benefit information for 2024 for each NEO. Certain columns specified for this table by Item 402(h) of Regulation S-K have been omitted because they were not applicable.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
H. Lynn Harton	Modified Retirement Plan	12.3	$ 2,954,964
Jefferson L. Harralson	Modified Retirement Plan	7.7	525,108
Richard W. Bradshaw	Modified Retirement Plan	10.8	924,730
Melinda Davis Lux	Modified Retirement Plan	-	-
Robert A. Edwards	Modified Retirement Plan	9.9	654,183

See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Retirement and Other Benefits for additional information. See Note 20 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, for information regarding assumptions made in the valuation of these awards. Under the Modified Retirement Plan, any participant, including any of our eligible NEOs, is vested at age 55 if they have five years of service.

Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United Community who was not already a participant. As a result, Ms. Davis Lux was not offered participation in the Modified Retirement Plan upon employment.

Upon a change in control prior to a participant’s termination of employment, a participant immediately vests in no less than (i) the participant’s annual target benefit if the participant has attained Normal Retirement Age (as defined by the Modified Retirement Plan) or (ii) the greater of the participant’s Early Retirement Benefit, if applicable, or his Accrued Benefit (as defined by the Modified Retirement Plan, without any reduction for commencement of the benefits before Normal Retirement Age), if the participant has not attained Normal Retirement Age but has qualified for an Early Retirement Benefit, if applicable or (iii) his Accrued Benefit (notwithstanding the Years of Service, as defined by the Modified Retirement Plan, at such time or whether the participant has incurred a disability). Benefits are payable as provided in the Modified Retirement Plan. The change-in-control benefit, however, is increased to the extent the participant continues employment and accrues additional benefits after the change in control. A participant’s change-in-control benefit is not reduced for any calendar year or partial calendar year that the commencement of the change-in-control benefit precedes the participant’s Normal Retirement Age. The change-in-control benefit is payable in the form of a life annuity unless the participant has elected an alternative payment method.

50

Nonqualified Deferred Compensation

The following table presents select nonqualified deferred compensation information for 2024 for each NEO. Certain columns specified for this table by Item 402(i) of Regulation S-K have been omitted because they were not applicable.

Name	Executive Contributions in 2024 ($)[1]	Company Contributions in 2024 ($)[2]	Account Earnings in 2024 ($)	Aggregate Balance at December 31, 2024 ($)
H. Lynn Harton	$ 24,210	$ 37,459	$ 499,707	$ 4,211,566
Jefferson L. Harralson	-	9,542	2,021	59,081
Richard W. Bradshaw	42,418	14,792	62,433	538,391
Melinda Davis Lux	57,815	7,594	51,378	401,634
Robert A. Edwards	-	6,510	4,099	84,052

[1]	Executive contributions, as applicable, include equity compensation, which is included in the Summary Compensation Table in the year granted but contributed to the Deferred Compensation Plan in the year vested.

[2]	All Company contributions are included in the Summary Compensation Table under the column heading All Other Compensation.

A participant becomes vested in his/her Company contributions in accordance with a vesting schedule based on the participant’s years of service. Based on current years of service, each named executive officer is vested 100% vested in his/her share of any Company contribution at the time such Company contribution is made to the Deferred Compensation Plan.

Further, under the Deferred Compensation Plan, upon a change in control, a participant’s Company contribution account becomes fully vested but remains subject to the payment provisions and participant elections as to time and method of payment.

See Compensation Discussion and Analysis: 2024 Executive Compensation Components: Retirement and Other Benefits for additional information.

51

Potential Payouts Upon Termination or Change of Control

Our agreements with our NEOs and certain plans and programs in which those officers participate provide for benefits or payments upon certain employment termination or change-in-control events. We discuss these benefits and payments below except to the extent they are available generally to all salaried employees and do not discriminate in favor of our executive officers or to the extent already discussed previously under Pension Benefits and Nonqualified Deferred Compensation.

The following table outlines the severance compensation payable to our NEOs, assuming separation from service on December 31, 2024, under various employment termination scenarios.

Name	Retirement ($)[1,2]	Termination by United Community for Cause or by Executive Without Good Reason ($)[2]	Termination by United Community Without Cause or by Executive for Good Reason Before Change in Control ($)[2,3,4]	Termination by United Community Without Cause or by Executive for Good Reason After Change in Control ($)[2,3,5]	Termination Due to Death or Disability Before Change in Control ($)[2,3,6]	Termination Due to Death or Disability After Change in Control ($)[2,3,7]
H. Lynn Harton	$ -	$ -	$ 10,557,632	$ 13,754,801	$ 3,741,819	$ 4,836,467
Jefferson L. Harralson	-	-	687,096	3,748,803	559,157	1,366,663
Richard W. Bradshaw	-	-	768,841	4,892,468	624,940	1,738,578
Melinda Davis Lux	-	-	501,047	3,494,126	445,555	1,282,237
Robert A. Edwards	-	-	484,020	2,827,936	390,337	952,672

[1]	Although Messrs. Harton and Bradshaw will receive TRSUs, beginning in 2025, that vest upon retirement at age 67, there are no other benefits payable to Messrs. Harton or Bradshaw or to any of our other NEOs upon retirement, except as described under Pension Benefits and Nonqualified Deferred Compensation.

[2]	In all cases of termination (including termination for “cause” and a resignation other than for “good reason”), a NEO also would receive:

a.	“Accrued obligations” consisting of: (i) annual base salary through the date of termination to the extent not theretofore paid; (ii) any incentive award earned for a prior fiscal year but not yet paid (or, if not determined, an incentive award determined on the same basis as other executive officers with any individual performance goals to be deemed achieved at not less than target); (iii) any accrued and unused paid time off to the extent not theretofore paid and (iv) any unreimbursed business expenses incurred prior to the date of termination; and

b.	“Other benefits” consisting of, to the extent not theretofore paid or provided, any other amounts or benefits required to be paid or provided or which a NEO is eligible to receive through the date of termination in accordance with the terms of any of United’s plans, programs, policies, practices, contracts or agreements that do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all salaried employees.

This table does not include any amounts that might be attributable to “accrued obligations” or “other benefits.”

[3]	Stock Awards

a.	The value of all stock awards set forth in this table were determined based upon the closing price ($32.31) of United Community’s stock on the New York Stock Exchange on December 31, 2024. As stated in footnote 3 to the Summary Compensation Table on page 47, in 2022, to better align the timing of stock award grants with annual compensation discussions, we changed the timing of long-term equity incentive award grants and, as a result, there were no grants of annual long-term equity incentive awards to NEOs in 2022.

b.	TRSUs

i.	With respect to TRSUs granted prior to 2023 (whether before or after a change in control): (i) upon termination of employment due to death or disability, unvested awards vesting in the year of termination and the following year will vest; (ii) upon termination by the company without “cause” or by a NEO for “good reason,” each NEO’s awards would continue to vest on the original vesting schedule as if each was employed.

ii.	With respect to TRSUs granted during or after 2023 (whether before or after a change in control), all unvested awards vest immediately upon either a termination of employment due to death or disability, a termination by the NEO for “good reason” or a termination by the company without “cause.”

c.	PRSUs

i.	With respect to PRSUs granted prior to 2023, upon termination of employment due to death or disability, unvested awards vesting in the year of termination and the following year will vest.

ii.	With respect to PRSUs granted during or after 2023, upon termination of employment due to death or disability, all earned but unvested PRSUs will vest in full as of the termination date. Additionally, if prior to a change in control, such a termination occurs prior to the completion of the performance period, all earned but unvested PRSUs that would have been earned assuming a target performance level will vest as of the termination date and, if after a change in control, all unvested PRSUs that would have been earned during any incomplete or remaining performance periods will vest as of the termination date at the greater of the target and actual level of performance.
iii.	With respect to PRSUs granted prior to 2023, upon termination of employment by the company without “cause” or by a NEO for “good reason,” each NEO’s awards would continue to vest on a pro-rata basis.
iv.	With respect to PRSUs granted during or after 2023, upon termination of employment by the company without “cause” or by a NEO for “good reason,” all earned but unvested PRSUs will vest in full as of the termination date. Additionally, if prior to a change in control, all unvested PRSUs for any performance period in which the date of termination occurs shall remain outstanding and continue to be eligible to be earned based on the level of achievement of the performance criteria during the performance period (the “Earned PSUs”), with the number that vest to equal to the product of the Earned PSUs and a fraction, the numerator of which is the number of days the NEO was employed during the performance period prior to the date of termination and the denominator being the number of days in the performance period. If after a change in control, all unvested PRSUs that would have been earned during any incomplete or remaining performance periods will vest as of the termination date at the greater of the target and actual level of performance.

[4]	Represents all compensation that would become due as a result of a termination without “cause” or a termination by the NEO for “good reason” having occurred on December 31, 2024, before a change in control. The amounts for all NEOs other than Mr. Harton represent the value of stock awards that the NEO will receive that were unvested as of December 31, 2024. With respect to Mr. Harton, the amounts include the value of stock awards ($2,631,650) that would become due as well as the following amounts that become due under his employment agreement: a lump-sum, pro-rata bonus ($1,545,177), a lump-sum payment representing 2.5x his 2024 salary and target bonus ($6,328,125) and a lump-sum payment for 30 months of continuing health coverage ($52,680).

[5]	Represents all compensation that would become due as a result of a termination without “cause” or a termination by the NEO for “good reason” having occurred on December 31, 2024, following a change in control. The amounts for all NEOs include the value of stock awards that the NEO will receive that were unvested as of December 31, 2024 plus the following benefits:

a.	Harton: pro-rata (2024 actual) bonus ($1,545,177); lump-sum payment representing 3.0x his 2024 salary and target bonus ($7,593,750); lump-sum payment for 36 months of continuing health coverage ($63,216); lump-sum payment for 36 months of continuing life insurance benefits, including the conversion premium ($30,855); lump-sum payment for 36 months of continuing club ($4,263 / month) and auto ($1,250 / month) benefits ($198,462); lump-sum payment representing three years of profit sharing contributions ($164,127) and outplacement services (up to $112,500);

b.	Harralson: pro-rata (2024 actual) bonus ($483,469); lump-sum payment representing 2x his 2024 salary and target bonus ($1,980,000); lump-sum payment for 24 months of continuing health coverage ($59,184); lump-sum payment for 24 months of continuing life insurance benefits, including the conversion premium ($21,870); lump-sum payment for 24 months continuing club ($1,325 / month) and auto ($1,250 / month) benefits ($61,800); lump-sum payment representing two years of profit sharing contributions ($53,584) and outplacement services (up to $55,000);

c.	Bradshaw: pro-rata (2024 actual) bonus ($741,865); lump-sum payment representing 2x his 2024 salary and target bonus ($2,700,000); lump-sum payment for 24 months of continuing health coverage ($42,144); lump-sum payment for 24 months of continuing life insurance benefits, including the conversion premium

52

($26,535); lump sum payment for 24 months continuing club ($1,850 / month) and auto ($1,250 / month) benefits ($74,392); lump-sum payment representing two years of profit sharing contributions ($63,958) and outplacement services (up to $67,500);

d.	Davis Lux: pro-rata (2024 actual) bonus ($483,469); lump-sum payment representing 2x her 2024 salary and target bonus ($1,980,000); lump-sum payment for 24 months of continuing health coverage ($51,552); lump-sum payment for 24 months of continuing life insurance benefits, including the conversion premium ($17,604); lump-sum payment for 24 months continuing auto ($1,250 / month) benefits ($30,000); lump-sum payment representing two years of profit sharing contributions ($49,688) and outplacement services (up to $55,000); and
e.	Edwards: pro-rata (2024 actual) bonus ($329,638); lump-sum payment representing 2x his 2024 salary and target bonus ($1,600,000); lump-sum payment for 24 months of continuing health coverage ($42,144); lump-sum payment for 24 months of continuing life insurance benefits, including the conversion premium ($22,683); lump-sum payment for 24 months continuing auto ($1,000 / month) benefits ($24,000); lump-sum payment representing two years of profit sharing contributions ($47,520) and outplacement services (up to $50,000).

[6]	Represents all compensation that would become due, either to the NEO of, if applicable, to the NEO’s estate, as a result of a termination resulting from death or disability having occurred on December 31, 2024, prior to a change in control. The amounts for all NEOs represent the value of stock awards that the NEO would have received that were unvested as of December 31, 2024, plus, in the case of Mr. Harton, a pro-rata (2024 actual) bonus ($1,545,177). In addition, in the event of termination as a result of disability, Mr. Harton will receive a lump-sum payment for 30 months of health benefits ($52,680).

[7]	Represents all compensation that would become due, either to the NEO of, if applicable, to the NEO’s estate, as a result of a termination resulting from death or disability having occurred on December 31, 2024, after a change in control. The amounts for all NEOs represent the value of stock awards that the NEO would have received that were unvested as of December 31, 2024, plus a pro-rata (2024 actual) bonus in the following amounts: Harton ($1,545,177); Harralson ($483,469); Bradshaw ($741,685); Davis-Lux ($483,469) and Edwards ($329,638).

Other than the Change-in-Control Continuity Agreements that we have with our NEOs, the Harton Employment Agreement, the Bradshaw Employment Agreement and provisions set forth in our equity award agreements, United Community has no other employment or severance agreements with its NEOs. Therefore, except as previously described above, no severance benefit is payable, and there is no continuation of benefit coverage in the event of a NEO’s voluntary or involuntary termination, retirement, disability or death.

Under our agreements, change in control generally means any one of the events listed below (defined terms used below that are not otherwise defined have the meanings given to them in the Change-in-Control Continuity Agreements):

•	An acquisition (other than by or from the Company or certain of its affiliates) of 30% or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors by any person;

•	A change in the composition of the Board such that the individuals who, as of the effective date of the agreements, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board after such effective date whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be considered as a member of the Incumbent Board;

•	The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, or sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s outstanding common stock and the Company’s outstanding voting securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the outstanding company common stock and outstanding company voting securities, as the case may be; (B) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

•	The approval by our shareholders of a complete liquidation or dissolution of the Company.

The foregoing is only a summary of the change-in-control provisions of our various agreements, which are filed or incorporated by reference as exhibits to our Annual Report on Form 10-K. We encourage you to review those agreements for additional information regarding the severance arrangements applicable to our NEOs.

53

Compensation Committee Interlocks and Insider Participation

No member who was a member of our Talent and Compensation Committee during all or a portion of 2024: (1) was at any time during 2024 an officer or employee, or was at any time prior to 2024 an officer, of United Community or any of our subsidiaries or (2) had any relationship requiring disclosure under Transactions with Management and Others. Also, none of our executive officers serves, or in the past fiscal year has served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a United Community director or Talent and Compensation Committee member.

Compensation Risk Considerations

SEC rules require the Talent and Compensation Committee to annually review our compensation policies and practices to determine if such policies and practices are reasonably likely to have a material adverse impact on us. The Talent and Compensation Committee also considers whether our employee compensation arrangements encourage excessive or unnecessary risk-taking by our executive officers, senior management and other key employees and amends such arrangements, if necessary. As part of its review, the Talent and Compensation Committee considers the various risks to which we are subject including market, liquidity, interest rate, operational, credit, reputational, compliance and strategic risks and how our incentive compensation programs, policies and practices may contribute to risk. The Talent and Compensation Committee also considers our controls and actions taken to mitigate and monitor those risks.

For 2024, following the completion of a detailed analysis, the Talent and Compensation Committee concluded that our compensation policies and practices appropriately balance risk and reward and align employee interests with shareholder interests based on the following observations:

•	Pay for our executive officers is structured to consist of both fixed (annual base salary) and variable (annual cash and long-term equity incentives) compensation. The Talent and Compensation Committee believes that the variable elements provide an appropriate percentage of overall compensation to motivate executive officers to focus on our performance while the fixed element serves to provide an appropriate and fair compensation level that does not encourage executive officers to take unnecessary or excessive risks in achievement of goals.

•	Our compensation program balances short-term and long-term performance and does not place inappropriate focus on achieving short-term results in a way that inhibits long-term, sustained performance.

•	All incentive programs covering the NEOs, including the annual cash incentive program and the long-term equity incentive program, are reviewed and approved by the Talent and Compensation Committee annually and typically include threshold and target payout and vesting potential. A maximum payout potential is set for the performance-based incentive compensation awards to ensure that payments do not exceed a certain level, thereby maintaining the compensation mix for the NEOs within acceptable ranges and limiting excessive payments under any one element.

•	We have internal controls over the measurement and calculation of performance metrics which are designed to prevent manipulation of results by any employee including the executive officers.

•	The Talent and Compensation Committee has the discretion to modify any annual cash incentive payout, subject to Management Incentive Plan parameters, allowing it to consider the circumstances surrounding corporate and/or individual performance and adjust payouts accordingly.

•	There are appropriate internal controls and oversight of the approval and processing of payouts.

•	Equity incentive compensation generally consists of PRSUs and TRSUs. These grants encourage executive officers to take a long-term perspective on overall corporate performance, which ultimately influences share price appreciation. Equity incentive compensation helps to motivate long-term performance, balancing cash incentive compensation in place to motivate short-term performance.

•	Incentive compensation plans are designed to promote United Community’s strategic goals; communicate standards for performance and attract, motivate, retain and reward employees while maintaining safe and sound banking practices. The incentive compensation plans are structured to be competitive, fair and equitable, performance-based, sustainable for the long-term and simple to administer and communicate.

•	All paid incentive compensation is subject to United Community’s right to clawback or recover compensation that has already been paid in the event that: (i) the employee is found to have violated, or attempted to violate, any law, rule, regulation or United Community policy, practice or procedure, (ii) the employee, customer or agent engaged, or attempted to engage, in alleged misconduct, misrepresentation or fraud, (iii) the Company’s financial results are restated due to material noncompliance with any financial reporting requirement under applicable securities laws, which is filed by United Community with the Securities and Exchange Commission or (iv) United Community identifies any errors or omissions involving incentive compensation calculations or payments. Clawback determinations are at the sole discretion of the Bank and are subject to repayment under plan provisions.

54

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2024, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Harton) was $63,405; and

•	The annual total compensation of Mr. Harton, our President and CEO, was $4,919,248.

Based on this information, the ratio for 2024 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 78 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	As of December 31, 2024, our employee population consisted of 3,000 individuals (2,999 excluding the CEO), including any full-time, part-time, temporary or seasonal employees employed on that date.

•	To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2024. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2024 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation.

•	After identifying the median employee, we added together all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Total compensation was then annualized based on this employee’s date of hire in 2024, resulting in annual total compensation of $63,405.

·•	With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2024 Summary Compensation Table.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 regarding securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	1,353,044[1]	$ 21.18[2]	1,787,403[3]
Equity compensation plans not approved by shareholders	600,168[4]	N/A	—
Total	1,953,212	$ 21.18	1,787,403

[1]	Includes:

●	131,077 PRSUs based on the number of shares potentially payable under the awards (100% of target) that have not been earned as of December 31, 2024. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The PRSUs were all granted under the 2000 Key Employee Stock Option Plan and the 2022 Omnibus Equity Plan;
●	10,701 PRSUs (62% of target) that were earned as of December 31, 2024. The number of shares to be issued pursuant to such awards was determined based upon performance over the 2024 performance period. The PRSUs were all granted under the 2000 Key Employee Stock Option Plan;
●	6,814 PRSUs (56% of target) that were earned as of December 31, 2024. The number of shares to be issued pursuant to such awards was determined based upon performance over the 2024 performance period. The PRSUs were all granted under the 2000 Key Employee Stock Option Plan;
●	25,605 PRSUs (54% of target) that were earned as of December 31, 2024. The number of shares to be issued pursuant to such awards was determined based upon performance over the 2024 performance period. The PRSUs were all granted under the 2022 Omnibus Equity Plan;
●	894,090 time-based restricted stock units, which were granted under the 2000 Key Employee Stock Option Plan and the 2022 Omnibus Equity Plan; and
●	284,757 outstanding stock options, which were granted under the 2000 Key Employee Stock Option Plan, the Progress Financial 2008 Stock Incentive Compensation Plan and the Progress Financial 2016 Equity Incentive Plan.

[2]	The price in column (b) reflects the weighted average price of all outstanding options under the 2000 Key Employee Stock Option Plan, the Progress Financial 2008 Stock Incentive Compensation Plan and the Progress Financial 2016 Equity Incentive Plan that, as of December 31, 2024, had been granted but not forfeited, expired or exercised. PRSUs and TRSUs are not included in determining the weighted average in column (b) because they have no exercise price.

[3]	Includes securities available for issuance in connection with awards under the 2022 Omnibus Equity Plan.

[4]	Represents the number of shares of our common stock credited to participant accounts in the Deferred Compensation Plan. The table above does not include any shares that may be credited in the future to participant accounts in the Deferred Compensation Plan. This amount includes:

●	498,816 shares of United Community common stock that are issuable under the Deferred Compensation Plan at December 31, 2024 as a result of deferrals previously granted under an equity compensation plan approved by shareholders.

●	101,352 shares of United Community common stock that are issuable under the Deferred Compensation Plan at December 31, 2024 as a result of deferrals not previously granted under an equity compensation plan approved by shareholders.

55

Pay Versus Performance Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and NonPEO NEOs and Company performance for the fiscal years listed below.

					Value of Initial Fixed $100 Investment based on:[4]
Year	Summary Compensation Table Total for H. Lynn Harton ($)[1]	Compensation Actually Paid to H. Lynn Harton ($)[1,2,3]	Average Summary Compensation Table Total for NonPEO NEOs ($)[1]	Average Compensation Actually Paid to NonPEO NEOs ($)[1,2,3]	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Return on Average Assets[5]
2024	$ 4,919,248	$ 5,167,743	$ 1,637,367	$ 1,658,142	$ 122	$ 112	$ 252	1.09%
2023	3,740,470	2,896,904	1,244,360	946,213	107	102	188	0.90
2022	2,538,380	2,891,751	921,908	1,017,383	119	106	277	1.22
2021	3,015,446	4,424,072	1,136,941	1,494,952	123	117	270	1.42
2020	3,442,836	2,920,918	1,041,909	1,172,258	95	88	164	1.51

[1]	In each of the years in question, Mr. Harton was our PEO and the remaining NEOs consisted of Messrs. Harralson, Bradshaw and Edwards and Ms. Davis Lux.
[2]	Compensation Actually Paid is calculated in accordance with Item 402(v) of Regulation S-K and does not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total Compensation, adjusted as described in footnote 3 below.
[3]	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts set forth in the Stock Awards column of the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column are the amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost column are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for H. Lynn Harton ($)	Exclusion of Change in Pension Value for H. Lynn Harton ($)	Exclusion of Stock Awards for H. Lynn Harton ($)	Inclusion of Pension Service Cost for H. Lynn Harton ($)	Inclusion of Equity Values for H. Lynn Harton ($)*	Compensation Actually Paid to H. Lynn Harton ($)
2024	$ 4,919,248	$ -	$ (2,149,958)	$ 191,435	$ 2,207,018	$ 5,167,743

Year	Average Summary Compensation Table Total for NonPEO NEOs ($)	Average Exclusion of Change in Pension Value for NonPEO NEOs ($)	Average Exclusion of Stock Awards for NonPEO NEOs ($)	Average Inclusion of Pension Service Cost for NonPEO NEOs ($)	Average Inclusion of Equity Values for NonPEO NEOs ($)*	Average Compensation Actually Paid to NonPEO NEOs ($)
2024	$ 1,637,367	$ (39,217)	$ (491,717)	$ 54,495	$ 497,214	$ 1,658,142

*	The amounts in the Inclusion of Equity Values in the two preceding tables are derived from the amounts set forth in the following tables. During 2024, no equity awards were both granted and vested in the same year nor were any equity awards forfeited.

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for H. Lynn Harton ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for H. Lynn Harton ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for H. Lynn Harton ($)	Total - Inclusion of Equity Values for H. Lynn Harton ($)
2024	$ 2,304,849	$ (75,405)	$ (22,426)	$ 2,207,018

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for NonPEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for NonPEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for NonPEO NEOs ($)	Total - Average Inclusion of Equity Values for NonPEO NEOs ($)
2024	$ 527,138	$ (23,649)	$ (6,275)	$ 497,214

4.	The peer group TSR set forth in this table utilizes the KBW Nasdaq Regional Banking Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Nasdaq Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance. The peer group for 2024 was changed to the KBW Nasdaq Regional Banking Index as it is comprised of banks more representative of our size and business composition compared to those in the Nasdaq Bank Index used as our peer group in 2023. The table below compares the cumulative returns of United Community and these two peer groups.

Year	United Community TSR ($)	Nasdaq Bank Index Cumulative Return ($)	KBW Nasdaq Regional Banking Index Cumulative Return ($)
2024	$ 122	$ 133	$ 112
2023	107	97	102
2022	119	98	106
2021	123	124	117
2020	95	90	88

[5]	We determined return on average assets to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and NonPEO NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and NonPEO NEO Compensation Actually Paid, Company Shareholder Return and Peer Group TSR

The following graph sets forth the relationship between Compensation Actually Paid to our NEOs and the cumulative TSR of the Company over the five most recently completed fiscal years. The graph also compares the cumulative TSR for the Company and that of the KBW Nasdaq Regional Banking Index TSR over the same period.

Relationship Between PEO and NonPEO NEO Compensation Actually Paid and Net Income

The following graph sets forth the relationship between Compensation Actually Paid to our NEOs and our net income during the five most recently completed fiscal years.

Relationship Between PEO and NonPEO NEO Compensation Actually Paid and Company-Selected Measure

The following graph sets forth the relationship between Compensation Actually Paid to our NEOs and return on average assets during the five most recently completed fiscal years.

Most Important Financial Performance Measures

The following summarizes the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our NEOs for 2024 to Company performance (the measures set forth in this list are not ranked):

•	Return on Average Assets
•	Relative Total Shareholder Return
•	Pretax and Preprovision Earnings Per Share
•	Operating Earnings Per Share
•	Net Charge-Offs
•	Ratio of Nonperforming Assets / Total Assets
•	Operating Efficiency Ratio

The foregoing disclosures relating to Pay Versus Performance shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Security Ownership

The following tables set forth the amount of our voting common stock and Series I Non-Cumulative Preferred Stock (“Series I Preferred Stock”), if applicable, beneficially owned by the listed persons as of February 28, 2025 unless otherwise noted.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned (#)[1]	Percent of Class
Beneficial Owners of 5% or More of Our Voting Securities
BlackRock, Inc.[2] 50 Hudson Yards New York, NY 10001	17,058,774	14.3%
The Vanguard Group[3] 100 Vanguard Boulevard Malvern, PA 19355	13,552,982	11.3%
FMR LLC[4] 245 Summer Street Boston, MA 02210	10,641,994	8.9%
State Street Corporation[5] 1 Congress Street, Suite 1 Boston, MA 02114	6,555,875	5.5%
Dimensional Fund Advisors LP6 6300 Bee Cave Road, Building One Austin, TX 78746	6,058,962	5.1%

[1]	Percentage computations are based upon 119,488,323 shares of our outstanding voting common stock as of February 28, 2025.

[2]	Based solely on information contained in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024 indicating sole voting power relative to 16,845,142 shares of common stock and sole dispositive power relative to 17,058,774 shares of common stock as of December 31, 2023.

[3]	Based solely on information contained in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 indicating shared voting power relative to 94,131 shares of common stock, sole dispositive power relative to 13,331,741 shares of common stock and shared dispositive power relative to 221,241 shares of common stock as of December 31, 2023.

[4]	Based solely on information contained in the Schedule 13G/A filed by FMR LLC with the SEC on November 12, 2024 indicating sole voting and dispositive power relative to 10,641,994 shares of common stock as of September 30, 2024.

[5]	Based solely on information contained in the Schedule 13G filed by State Street Corporation with the SEC on February 5, 2025 indicating shared voting power relative to 788,939 shares of common stock and shared dispositive power relative to 6,555,875 shares of common stock as of December 31, 2024.

[6]	Based solely on information contained in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on January 23, 2025 indicating shared voting power relative to 5,874,375 shares of common stock and sole dispositive power relative to 6,058,962 shares of common stock as of December 31, 2024.

Security Ownership of Management

Name of Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned (#)[1]	Percent of Class[2]	Number of Shares of Series I Preferred Stock (#)[3]	Percent of Class[4]
Directors and Nominees for Director
Jennifer M. Bazante[5]	4,104	*	-	*
George B. Bell	4,124	*	-	*
James P. Clements	8,331	*	-	*
Kenneth L. Daniels[6]	19,655	*	-	*
Sally Pope Davis	-	*	-	*
Lance F. Drummond	11,580	*	-	*
H. Lynn Harton[7]	115,498	*	-	*
John M. James	1,033	*	-	*
Jennifer K. Mann	11,580	*	-	*
Thomas A. Richlovsky[8]	33,116	*	4	*
David C. Shaver	10,046	*	-	*
Tim R. Wallis[9]	114,534	*	-	*
David H. Wilkins	14,207	*	-	*

Other NEOs
Jefferson L. Harralson	38,214	*	1	*
Richard W. Bradshaw	45,705	*	-	*
Melinda Davis Lux	12,120	*	-	*
Robert A. Edwards	48,826	*	-	*

All Executive Officers & Directors as a Group (20 persons)	513,442	*	5	*

*	Represents less than 1% of the deemed outstanding shares of outstanding voting common stock or Series I Preferred Stock as of February 28, 2025.
[1]	For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. The shares listed in the table are currently outstanding and, to our knowledge, none of these persons has any right to acquire any additional shares of our common stock during the next 60 days (including through vesting of RSUs or as a result of a distribution under the Deferred Compensation Plan). Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.
[2]	Percentage computations are based upon 119,488,323 shares of our outstanding voting common stock as of February 28, 2025.
[3]	Reflects total amount of Series I Preferred Stock deemed beneficially owned. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.
[4]	Percentage computations are based upon 3,662 shares of our outstanding Series I Preferred Stock as of February 28, 2025.
[5]	Includes 4,104 shares owned by the Jennifer Mumby Bazante Revocable Trust dated August 26, 2021 over which Ms. Bazante is Trustee.
[6]	Includes 2,000 shares owned by the Kenneth L. Daniels Trust dated December 9, 2016 over which Mr. Daniels is Trustee.
[7]	Includes 109,123 shares owned by The Herbert Lynn Harton Revocable Trust dated March 16, 2015 over which Mr. Harton is Trustee.
[8]	Includes 33,116 shares owned by the Thomas Andrew Richlovsky Trust dated September 24, 1998 over which Mr. Richlovsky is Trustee.
[9]	Includes 91,418 shares owned by Wallis Investment Co., LLC, a company wholly owned by Mr. Wallis and his spouse.

Fees Paid to Auditors

During 2024 and 2023, United Community was billed the following amounts for services rendered by PwC:

	2024	2023
Audit Fees[1]	$ 1,938,200	$ 1,882,958
Audit-Related Fees[2]	-	362,280
Tax Fees[3]	-	-
All Other Fees[4]	4,399	4,399
Total	$ 1,942,599	$ 2,249,637

[1]	This category includes fees for professional services for the integrated audits of United Community’s consolidated financial statements including the audits of the effectiveness of our internal control over financial reporting, reviews of the financial statements included in United Community’s Quarterly Reports on Form 10-Q, statutory audits or financial statement audits of subsidiaries and comfort letters and consents related to registration statements filed with the SEC.
[2]	This category primarily includes fees billed for acquisition-related services that are reasonably related to the performance of the audit of United Community’s consolidated financial statements and effectiveness of internal control and are not reported within the audit fees category above. In 2023, these services were related to United Community’s acquisition of Progress Financial Corporation and First National Bank of South Miami.
[3]	There were no tax services provided by PwC in 2024 or 2023.
[4]	Certain subscription services provided by PwC during 2024 and 2023 were considered to be nonaudit services.

The Audit Committee preapproves all audit and permissible nonaudit services to be provided by the Company’s independent auditors and has established preapproval policies and procedures for such services. Permissible nonaudit services are those allowed under SEC regulations. The Audit Committee may approve certain specific categories of permissible nonaudit services within an aggregated budgeted dollar limit upon the opinion that such services will not impair the independence of the independent auditor. The Audit Committee must approve on a project-by-project basis any permissible nonaudit services that do not fall within a preapproved category, or preapproved permissible nonaudit services that exceed the previously approved fees. The Audit Committee’s Chair (or any Audit Committee member if the Chair is unavailable) may preapprove such services between Audit Committee meetings and must report to the Audit Committee at its next meeting with respect to all services so preapproved. All services provided by PwC during 2024 and 2023 were approved by the Audit Committee and were permissible under applicable laws and regulations, and comparable services will continue to be preapproved by the Audit Committee.

Audit Committee Report

The Audit Committee of our Board has:

•	Reviewed and discussed with management the Company’s annual audited financial statements for 2024

•	Discussed with PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC

•	Received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communication with the Audit Committee concerning independence

•	Discussed with PwC its independence

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the December 31, 2024, audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that United Community’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. United Community’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit Committee:

David C. Shaver, Chair George B. Bell Kenneth L. Daniels John M. James Thomas A. Richlovsky

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United Community filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent United Community specifically incorporates this report by reference therein.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has retained PwC as the Company’s independent registered public accounting firm for 2025. PwC has audited the financial statements of the Company since being appointed in 2012 as the Company’s independent registered public accounting firm for 2013.

We are asking shareholders to ratify the Audit Committee’s appointment of PwC in order to obtain the views of our shareholders. If shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment but in its discretion may still direct the appointment of PwC. Also, if the appointment of PwC is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interests.

Representatives of PwC have been requested to participate in the 2025 Annual Meeting and will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2025 (PROPOSAL 4).

Solicitation, Meeting And Voting Information

Q:	What is this document?

A:	This document is the Proxy Statement of United Community Banks, Inc. that is being made available to shareholders on the Internet, or sent to shareholders upon request, in connection with our 2025 Annual Meeting to be held on Wednesday, May 14, 2025 at 3:00 P.M. Eastern time exclusively online via the Internet.

Q:	What documents constitute our Proxy Materials?

A:	The Proxy Materials include the Notice of 2025 Annual Meeting of Shareholders, the Proxy Statement, our 2024 Annual Report to Shareholders (which includes our Form 10-K for the year ended December 31, 2024) and the proxy card or voting instruction form.

Q:	What is a proxy, who is asking for it, and who is paying for the cost to solicit it?

A:	A proxy is your legal designation of another person, referred to as a proxy, to vote your stock. The document that designates someone as your proxy is also called a proxy and is also referred to as a proxy card.

Our directors, officers and employees are soliciting your proxy on behalf of our Board. Those persons will not receive additional payment or compensation for doing so except reimbursement for any related out-of-pocket expenses. We will, upon request, reimburse brokers, banks, custodians and similar organizations for their expenses in forwarding our Proxy Materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, personal contact, email and other electronic means, advertisements and personal solicitation, or otherwise. The Company will pay the expense of any proxy solicitation. We have not hired a proxy solicitor to assist in the solicitation of proxies.

Q:	Why did I receive a one-page Notice in the mail regarding the availability of Proxy Materials instead of a full set of Proxy Materials?

A:	Pursuant to SEC rules, we are using the Internet as the primary means of furnishing our Proxy Materials to shareholders again this year. Accordingly, we sent a Notice to the Company’s shareholders of record entitled to vote at the 2025 Annual Meeting. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request printed copies. Instructions on how to request a paper or email copy of our Proxy Materials are found in the Notice. The Notice, however, also will instruct you as to how you may access and review our Proxy Materials online. All shareholders will have the ability to access our Proxy Materials on the website referred to in the Notice or request a printed set of our complete Proxy Materials. In addition, shareholders may request to receive our Proxy Materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of our Proxy Materials on the Internet to help reduce the environmental impact of our annual meetings and the cost to the Company associated with the physical printing and mailing of materials. Thank you for your support of our efforts to preserve resources by reducing mail.

Q:	Why am I receiving these Proxy Materials?

A:	You received the Notice or paper copies of the Proxy Materials because you were one of our shareholders on March 17, 2025, the record date for the 2025 Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of United Community common stock upon certain matters at the 2025 Annual Meeting. We are required by law to convene an annual meeting of our shareholders at which directors are elected. It would be impractical, if not impossible, for our shareholders to meet physically to hold a meeting. Accordingly, proxies are solicited from our shareholders.

Q:	What if I have more than one account?

A:	Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts with matching name(s) / registration through our transfer agent, Continental Stock Transfer & Trust. Email cstmail@continentalstock.com or call (800) 509-5586 to confirm if your accounts can be consolidated.

Q:	How do I gain access to and participate in the 2025 Annual Meeting?

A:	To gain access to and participate in the virtual 2025 Annual Meeting, access www.virtualshareholdermeeting.com/UCBI2025 via the Internet and enter the control number found on your Notice or proxy card (voting instruction form) that you receive.

Q:	Who may participate in the 2025 Annual Meeting?

A:	Only shareholders of record at the close of business on March 17, 2025, the record date for the 2025 Annual Meeting, are entitled to notice of, to participate in and to vote at the 2025 Annual Meeting, which will be held exclusively online. As of the record date, there were 119,504,229 shares of our common stock, $1.00 par value, issued and outstanding and entitled to be voted at the 2025 Annual Meeting. Each share of our common stock is entitled to one (1) vote on each matter considered at the 2025 Annual Meeting. No other class of United Community’s securities is currently entitled to vote on any matter at the 2025 Annual Meeting.

Q:	How many votes will constitute a quorum at the 2025 Annual Meeting? Do abstentions and broker nonvotes count for the purposes of determining the presence of a quorum?

A:	Our Amended and Restated Bylaws provide that the presence of the holders of a majority of the issued and outstanding shares of common stock entitled to vote, in person or represented by proxy, will constitute a quorum at the 2025 Annual Meeting. A quorum must exist to conduct any business at the 2025 Annual Meeting. If a quorum is not present at the 2025 Annual Meeting, any officer entitled to preside at or to act as Secretary of the 2025 Annual Meeting will have power to adjourn the 2025 Annual Meeting from time to time until a quorum is present.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker nonvotes are included in the calculation of the number of votes considered to be present at the 2025 Annual Meeting for purposes of determining the presence of a quorum only when there are “routine” matters to be voted upon. Because there is a “routine” matter to be voted upon at the 2025 Annual Meeting, broker nonvotes also will be included for purposes of determining a quorum.

Q:	Will a list of shareholders entitled to vote at the 2025 Annual Meeting be available?

A:	Yes. A list of shareholders entitled to vote at the 2025 Annual Meeting will be available for any purpose germane to the 2025 Annual Meeting after May 4, 2025 at our executive offices and will be accessible there through the date of the 2025 Annual Meeting during ordinary business hours. In addition, the list of shareholders will be available electronically during the 2025 Annual Meeting.

Q:	What am I voting on at the 2025 Annual Meeting?

A:	There are four proposals to be considered and voted on at the 2025 Annual Meeting:

•	Proposal 1 - To elect the 12 director nominees identified in this Proxy Statement to our Board, each to serve a one-year term expiring at the latter of the 2026 Annual Meeting of Shareholders or upon his or her successor being elected and qualified;

•	Proposal 2 - To approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers (say-on-pay proposal);

•	Proposal 3 - To approve, on an advisory (nonbinding) basis, the frequency of the advisory vote on executive compensation (say-on-pay frequency proposal); and

•	Proposal 4 - To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

Q:	What are my choices when voting on the election of our 12 director nominees identified in this Proxy Statement, and what vote is needed to elect nominees to the Board?

A:	Regarding the vote on the election of our 12 director nominees identified in this Proxy Statement to serve until the 2026 Annual Meeting of Shareholders or until his or her successor is elected and qualified, shareholders may:

•	Vote “FOR ALL” director nominees;

•	Vote “FOR ALL EXCEPT” specific director nominees; or

•	Vote to “WITHHOLD ALL” votes for all director nominees.

Directors are elected by a plurality of the votes cast at the 2025 Annual Meeting by the shares represented in person or by proxy and entitled to vote on the election of directors at the 2025 Annual Meeting provided a quorum is present. Withholding of authority to vote in the election and broker nonvotes will not affect the outcome of the election, provided a quorum is present. As a result, the 12 nominees receiving the highest number of “FOR” votes will be elected as directors.

Q:	What are my choices when voting on the advisory (nonbinding) proposal regarding the compensation paid to the Company’s Named Executive Officers (say-on-pay proposal), and what vote is needed to approve the advisory say-on-pay proposal?

A:	Regarding the advisory (nonbinding) proposal on the compensation paid to our Named Executive Officers, shareholders may:

•	Vote “FOR” the advisory say-on-pay proposal;

•	Vote “AGAINST” the advisory say-on-pay proposal; or

•	“ABSTAIN” from voting on the advisory say-on-pay proposal.

If a quorum exists at the 2025 Annual Meeting, approval of the “say-on-pay” proposal requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. As an advisory vote, this proposal is not binding upon us. However, our Talent and Compensation Committee is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders and will consider the outcome of the vote when making future compensation decisions.

Q:	What are my choices when voting on the advisory (nonbinding) proposal regarding the frequency of the advisory vote on executive compensation (say-on-pay frequency proposal)?

A:	Regarding the advisory (nonbinding) proposal regarding the frequency of the advisory vote on executive compensation (say-on-pay frequency proposal), shareholders may vote for one of four choices:

•	Vote “FOR” submitting a say-on-pay vote proposal to shareholders every year;

•	Vote “FOR” submitting a say-on-pay vote proposal to shareholders every two years;

•	Vote “FOR” submitting a say-on-pay vote proposal to shareholders every three years; or

•	“ABSTAIN” from voting on the say-on-pay frequency proposal.

If a quorum exists at the 2025 Annual Meeting, the frequency (i.e., one year, two years or three years) that receives the highest number of votes cast (i.e., a plurality) will be deemed to be the frequency recommended by the shareholders. Abstentions and broker nonvotes, if any, will not be counted as votes cast and will have no effect on the result of the vote for this proposal. As an advisory vote, this proposal is not binding upon us. However, our Board or Talent and Compensation Committee may decide that it is in the best interests of our shareholders and the Company to hold such advisory votes more or less frequently than the option selected by shareholders.

Q:	What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and what vote is needed to ratify their appointment?

A:	Regarding the vote on the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for 2025, shareholders may:

•	Vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2025;

•	Vote “AGAINST” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2025; or

•	“ABSTAIN” from voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2025.

If a quorum exists at the 2025 Annual Meeting, the approval of the proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2025 requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal.

Q:	How does the Company’s Board recommend that I vote?

A:	Our Board unanimously recommends that you vote:

•	“FOR ALL” 12 nominees to our Board identified in this Proxy Statement;

•	“FOR” the advisory (nonbinding) proposal regarding the compensation paid to our Named Executive Officers (say-on-pay proposal);

•	“FOR” the option of every year as the preferred frequency for advisory votes on executive compensation; and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2025.

Q:	How do I cast my vote?

A:	It is important that your shares be represented at the 2025 Annual Meeting, and we hope that you will access and participate in the 2025 Annual Meeting. If you do participate, you may vote during the 2025 Annual Meeting by following the instructions available on the meeting website during the meeting. However, even if you participate in the virtual meeting, we ask you to please vote your shares in advance of the 2025 Annual Meeting so that we can be assured of having a quorum present at the 2025 Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to participate in the 2025 Annual Meeting.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered a shareholder of record with respect to those shares (“record holder”). If you are a record holder, the Notice was sent to you directly by Broadridge Investor Communication Solutions, Inc. (“Broadridge”). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to participate in the 2025 Annual Meeting via the Internet, please vote in one of the following ways:

•	Internet: Access www.proxyvote.com (you will need the control number from your Notice) and follow the instructions on the Notice; or

•	Telephone: In the United States or Canada, call the toll-free number specified after accessing the Proxy Materials on www.proxyvote.com or on the proxy card that you receive if you requested printed copies of the Proxy Materials; or

•	Mail: Request paper copies of the Proxy Materials which will include a proxy card that includes instructions for voting by mail.

If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program that offers various voting options.

Q:	If I vote prior to the 2025 Annual Meeting, can I still gain access to and participate in the 2025 Annual Meeting and vote at the 2025 Annual Meeting if I so choose?

A:	Yes. If you are a shareholder of record, voting in advance of the 2025 Annual Meeting will not limit your right to vote at the virtual 2025 Annual Meeting if you so choose.

As indicated, we are hosting the 2025 Annual Meeting exclusively online. There will be no physical location at which shareholders may attend the 2025 Annual Meeting, but shareholders may gain access to and participate in the 2025 Annual Meeting electronically. Shareholders eligible to gain access to and participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the 2025 Annual Meeting, during the times that the voting polls are open, if they so choose.

Q:	May I change or revoke my proxy after I have delivered my proxy?

A:	Yes. You may change or revoke your proxy at any time before the voting polls close at the 2025 Annual Meeting by submitting a subsequent proxy with a later date by Internet, telephone or mail or by sending our Corporate Secretary a written revocation. Any previously submitted proxy also will be considered revoked if you participate in the virtual 2025 Annual Meeting and vote via the virtual portal (see If I vote prior to the 2025 Annual Meeting, can I still gain access to and participate in the 2025 Annual Meeting and vote at the 2025 Annual Meeting if I so choose).

If your shares are held in street name by a broker, bank or other nominee, you must contact your broker, bank or other nominee in order to change your vote or obtain a proxy to vote your shares if you wish to cast your vote during the virtual 2025 Annual Meeting.

Q:	Is cumulative voting allowed? Do I have dissenters’ or appraisal rights?

A:	No. Cumulative voting rights are not authorized, and dissenters’ rights and rights of appraisal are not applicable to any of the matters being voted upon at the 2025 Annual Meeting.

Q:	What are broker votes and broker nonvotes? How are they treated?

A:	On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a “routine” matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the 2025 Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the “routine” matter. For purposes of the 2025 Annual Meeting, Proposal 4 (the ratification of the appointment of PwC as our independent registered public accounting firm for 2025) is considered a “routine” matter.

Under applicable stock exchange rules, Proposal 1: the election of directors, Proposal 2: the approval of the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers say-on-pay proposal and Proposal 3: the approval of the advisory (nonbinding) vote on the frequency of the advisory vote on executive compensation are considered “nonroutine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions (referred to as a “broker nonvote”). Therefore, for purposes of the 2025 Annual Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on Proposal 1, Proposal 2 or Proposal 3 without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as broker nonvotes. Broker nonvotes are only counted for establishing a quorum but will not be counted as votes cast either in favor of or against a particular proposal. If a quorum is present, broker nonvotes will have no effect on the outcome of Proposal 1, Proposal 2 or Proposal 3.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the 2025 Annual Meeting on all matters being considered.

Q:	What if I “ABSTAIN” from voting? How are abstentions treated?

A:	You have the option to “ABSTAIN” from voting with respect to Proposal 2 (the approval of the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (say-on-pay proposal)), Proposal 3 (the approval of the advisory (nonbinding) vote regarding the frequency of the advisory vote on executive compensation (say-on-pay frequency vote)) and Proposal 4 (the ratification of the appointment of PwC as our independent registered public accounting firm for 2025). Abstentions are treated as shares that are present and entitled to vote for purposes of establishing a quorum but will not be counted as votes cast either in favor of or against a particular proposal. If a quorum is present, abstentions will have no effect on the outcome of Proposal 2, Proposal 3 or Proposal 4.

Q:	How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or if I complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:	Our Board has named H. Lynn Harton, Chairman, President and CEO, and Thomas A. Richlovsky, Lead Director, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the 2025 Annual Meeting as you direct.

If you sign and return your proxy card but give no direction or complete the telephone or Internet voting procedures but do not specify how you want to vote your shares, the shares will be voted in the following manner:

•	“FOR ALL” director nominees (Proposal 1);

•	“FOR” the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (say-on-pay proposal) (Proposal 2);

•	“FOR” submitting a say-on-pay vote proposal to shareholders every year (say-on-pay frequency proposal) (Proposal 3); and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 4).

Q:	Who will count the votes?

A:	A representative of Broadridge will be appointed as an inspector of elections for the 2025 Annual Meeting. That person will tabulate votes cast by proxy or during the 2025 Annual Meeting as well as determine whether a quorum is present.

Q:	Where can I find voting results of the 2025 Annual Meeting?

A:	We will announce preliminary voting results at the 2025 Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days following the 2025 Annual Meeting (a copy of which will be available on our website, www.ucbi.com, under Investor Relations > Financial Information). If our final voting results are not available within four business days following the 2025 Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	Does the Board know of any other matters that might arise at the 2025 Annual Meeting?

A:	The Board knows of no matters to be presented at the 2025 Annual Meeting other than those set forth in these Proxy Materials. However, if any other matters do come before the 2025 Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority of votes cast by shares represented in person or by proxy and entitled to vote at such 2025 Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Amended and Restated Articles of Incorporation, Bylaws or applicable law.

Q:	May I propose actions for consideration at the 2025 Annual Meeting?

A:	Yes. To propose actions for consideration at the 2025 Annual Meeting you must give timely notice of the business in writing to the Corporate Secretary of the Company. To be timely, your notice must be delivered or mailed to and received at the executive offices of the Company on or before the later to occur of 14 days prior to the 2025 Annual Meeting or five days after this notice is provided to you. Your notice to the Corporate Secretary must set forth:

•	A brief description of each matter of business that you propose to bring before the 2025 Annual Meeting and the reasons for conducting that business at the meeting;

•	The name under which your shares are held and your address;

•	The series or class and number of shares of our stock that are beneficially owned by you; and

•	Any material interest that you have in the proposed business.

The chair of the 2025 Annual Meeting shall have the discretion to declare that any business proposed by a shareholder to be considered at the 2025 Annual Meeting is out of order and that such business shall not be transacted at the meeting if:

•	The chair concludes that the matter has been proposed in a manner inconsistent with the applicable section of the Bylaws; or

•	The chair concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the 2025 Annual Meeting.

Q:	May I nominate an individual for director to be considered at the 2025 Annual Meeting?

A:	No. This process is not available for the nomination of an additional individual for director to be considered at the 2025 Annual Meeting. To submit a nominee for consideration at an annual meeting of the Company, you must comply with our Shareholder Nomination and Communication Procedures, which can be found on our website www.ucbi.com at Investor Relations > Corporate Governance. To have submitted a director nominee for consideration at the 2025 Annual Meeting, your notice (and information required) was required to have been received on or before December 3, 2024, which date was one hundred twenty (120) days before the anniversary date of the Company’s Proxy Statement released to shareholders in connection with our prior year’s (2024) Annual Meeting.

In addition to complying with the procedures described above, shareholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the shareholders at an annual meeting of the Company must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). In the case of the 2025 Annual Meeting, Rule 14a-19 requires shareholders to have provided a notice to the Company no later than March 16, 2025 setting forth all the information and disclosures required by Rule 14a-19.

Q:	May I ask questions to be addressed at the 2025 Annual Meeting?

A:	Yes. You may submit a question to be addressed during the virtual 2025 Annual Meeting at www.virtualshareholdermeeting.com/UCBI2025 in the “Ask a Question” field. Only questions pertinent to matters relative to the 2025 Annual Meeting will be answered, subject to time constraints.

Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a shareholder’s properly submitted question due to time constraints, we will respond directly to that shareholder using the contact information provided. Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting platform.

Q:	Whom should I contact with questions about the 2025 Annual Meeting?

A:	If you have any questions about this Proxy Statement or the 2025 Annual Meeting, please contact Melinda Davis Lux, our Chief Administrative Officer, General Counsel and Corporate Secretary, in writing at United Community Banks, Inc., 200 East Camperdown Way, Greenville, South Carolina 29601 or by telephone at (866) 270-5900. If you need help at the virtual 2025 Annual Meeting because of a disability, please contact us at least one week in advance of the 2025 Annual Meeting at (866) 270-5900.

Q:	May I propose actions for consideration at the 2026 Annual Meeting of Shareholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future shareholder meetings including director nominations. See Proposal 1: Election of Directors: Process for Shareholder to Recommend Individuals for Consideration by the Nominating and Corporate Governance Committee and Shareholder Proposals for 2026 Annual Meeting of Shareholders.

Q:	What information is available on the Internet?

A:	A copy of our Proxy Materials is available for download free of charge at www.proxyvote.com (you will need the control number from your Notice or proxy card to access the Proxy Materials).

Additionally, we use our website, www.ucbi.com, as a channel of distribution for important Company information. We make available free of charge on our website various documents including our SEC filings, proxy statements and annual reports (Investor Relations > Financial Information), as well as other information.

Information from our website is not incorporated by reference into this Proxy Statement.

Shareholder Proposals for 2026 Annual Meeting of Shareholders

All shareholder proposals and written notices must be mailed to Corporate Secretary, United Community Banks, Inc., 200 East Camperdown Way, Greenville, South Carolina 29601. Shareholder proposals and director nominations that are not included in our Proxy Materials will not be considered at any annual meeting of shareholders unless such proposals have complied with the requirements of our Bylaws.

Shareholder Proposals Under Exchange Act Rule 14a-8

Proposals of eligible shareholders that are submitted pursuant to Exchange Act Rule 14a-8 must be received in writing by the Corporate Secretary no later than December 3, 2025, in order to be considered for inclusion in the Company’s Proxy Statement and proxy card relating to the 2026 Annual Meeting of Shareholders.

Other Shareholder Proposals

The Company anticipates that its next annual meeting of shareholders will be held in May 2026. If a shareholder desires to submit a proposal for consideration at the 2026 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such a proposal must be given and received by the Company’s Corporate Secretary at its principal executive offices either by personal delivery or by United States mail. To be timely, the notice must be delivered or mailed to and received at the principal executive offices of the Company on or before the later to occur of (i) 14 days prior to the 2026 Annual Meeting of Shareholders or (ii) 5 days after the notice of the 2026 Annual Meeting of Shareholders is provided to the shareholder. Your notice to the Corporate Secretary must set forth:

•	A brief description of each matter of business that you propose to bring before the 2026 Annual Meeting of Shareholders and the reasons for conducting that business at the meeting;

•	The name under which your shares are held and your address;

•	The series or class and number of shares of our stock that are beneficially owned by you; and

•	Any material interest that you have in the proposed business.

The chair of the 2026 Annual Meeting of Shareholders shall have the discretion to declare that any business proposed by a shareholder to be considered at the 2026 Annual Meeting of Shareholders is out of order and that such business shall not be transacted at the meeting if:

•	The chair concludes that the matter has been proposed in a manner inconsistent with the applicable section of the Bylaws; or

•	The chair concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the 2026 Annual Meeting of Shareholders.

Shareholder Recommendations for Director Nominees

See Proposal 1: Election of Directors: Process for Shareholder to Recommend Individuals for Consideration by the Nominating and Corporate Governance Committee. To submit a nominee for consideration at the 2026 Annual Meeting of Shareholders, you must comply with our Shareholder Nomination and Communication Procedures, which can be found on our website, www.ucbi.com at Investor Relations > Corporate Governance > Governance Overview. Your notice (and information required) is required to be received on or before December 3, 2025, which date will be one hundred twenty (120) days before the anniversary date of the Company’s Proxy Statement released to shareholders in connection with the 2025 Annual Meeting.

In addition to complying with the procedures described above, shareholders who intended to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the shareholders at the Company’s 2026 Annual Meeting of Shareholders must have also complied with the SEC’s “universal proxy card” rules under Rule 14a-19. Rule 14a-19 requires shareholders to have provided a notice no later than March 15, 2026, setting forth all the information and disclosures required by Rule 14a-19. If the 2026 Annual Meeting of Shareholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Shareholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2026 Annual Meeting of Shareholders is first made.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED COMMUNITY BANKS, INC. ATTENTION: INVESTOR RELATIONS 200 EAST CAMPERDOWN WAY GREENVILLE, SOUTH CAROLINA 29601 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UCBI2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V69108-P31071 ! ! ! 01) Jennifer M. Bazante 02) George B. Bell 03) James P. Clements 04) Kenneth L. Daniels 05) Sally Pope Davis 06) Lance F. Drummond 07) H. Lynn Harton 08) John M. James 09) Jennifer K. Mann 10) Thomas A. Richlovsky 11) Tim R. Wallis 12) David H. Wilkins For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: The Board of Directors recommends you vote FOR proposals 2 and 4, and for 1 YEAR on proposal 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve, on an advisory basis, the compensation of our Named Executive Officers. 3. To approve, on an advisory basis, the frequency of the advisory vote on executive compensation. 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2025. 1. Election of Directors. UNITED COMMUNITY BANKS, INC. The Board of Directors recommends you vote FOR each of the listed nominees: ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw

V69109-P31071 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com UNITED COMMUNITY BANKS, INC. Annual Meeting of Shareholders May 14, 2025 3:00 PM Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder(s) of United Community Banks, Inc. (the "Company") hereby revokes all previous proxies, acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 2, 2025 and hereby appoint(s) H. Lynn Harton and Thomas A. Richlovsky, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3:00 PM, Eastern Time on May 14, 2025, virtually at www.virtualshareholdermeeting.com/UCBI2025, and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Proposal 1, FOR Proposals 2 and 4, for the option of 1 YEAR as the preferred frequency for advisory votes on executive compensation in proposal 3 and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side